UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE E.W. SCRIPPS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026

PROXY REPORT

SCRIPPS NEWS GROUP
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Scripps National Spelling Bee
SCRIPPS HOWARD FUND
SCRIPPS NEWS

SCRIPPS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

2026 Annual Meeting of Shareholders	VOTING MATTERS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)
Date & Time: May 4, 2026, 4 p.m.	Proposal 1	Election of Directors	FOR (each nominee)	6

Location: Scripps Center 312 Walnut Street 10th Floor Conference Center Cincinnati, OH	Proposal 2	Ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2026	FOR	76

Shareholders of Record as of: March 10, 2026	Proposal 3	Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation (Say-on-Pay)	FOR	78

	Proposal 4	Ratification of the Company’s Shareholder Rights Plan Adopted by the Board of Directors on November 25, 2025	FOR	79

The E.W. Scripps Company

312 Walnut Street, Suite 2800

Cincinnati, Ohio 45202

To the Shareholders of The E.W. Scripps Company:

The Annual Meeting of the Shareholders (the "Annual Meeting") of The E.W. Scripps Company (the “Company”) will be held at the Scripps Center, 312 Walnut Street, 10th Floor Conference Center, Cincinnati, Ohio, on Monday, May 4, 2026, at 4:00 PM, Eastern Time, for the following purposes:

1. to elect directors;

2. to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026;

3. to hold an advisory (non-binding) vote to approve named executive officer compensation (a “say-on-pay vote”); and

4. to ratify the Company's Shareholder Rights Plan adopted by the Board of Directors on November 25,2025.

The shareholders will also transact such other business as may properly come before the Annual Meeting. The Company’s board of directors (the “Board”) has fixed the close of business on March 10, 2026, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about March 20, 2026, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and were provided access to our proxy materials over the Internet. The proxy materials include the 2025 Annual Report to Shareholders and this Proxy Statement.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend the Annual Meeting. Please vote as instructed on the Notice, via the Internet or the telephone, as promptly as possible so as to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person. If you plan to attend the Annual Meeting and need special assistance because of a disability, please contact the secretary’s office at secretary@scripps.com.

Your proxy is being solicited by the Board. Thank you for investing in The E.W. Scripps Company.

Robert Oestreicher

Senior Vice President, Corporate Counsel & Corporate Secretary

March 20, 2026

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Table of Contents

2026 ANNUAL MEETING	4	EXECUTIVE COMPENSATION
INTERNET AVAILABILITY OF PROXY MATERIALS	4	2025 Summary Compensation Table	54
VOTING PROCEDURES	4	2025 Grants of Plan-Based Awards	56
SOLICITATION OF PROXIES	5	2025 Outstanding Equity Awards at Fiscal Year-End	57
PROPOSAL 1 – ELECTION OF DIRECTORS	6	2025 Stock Vested	59
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS	7	2025 Pension Benefits	59
		Description of Retirement Plans	60
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	12	2025 Nonqualified Deferred Compensation	61
		Description of Nonqualified Deferred Compensation Plan	61
REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT	14
PROHIBITION OF HEDGING AND PLEDGING	15	Potential Payments Upon Termination or Change in Control	62
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES	16
		Summary of Various Plans and Arrangements	64
SUSTAINABILITY AT SCRIPPS	18	CEO Pay Ratio	66
CORPORATE GOVERNANCE	33	Pay Versus Performance	67
AUDIT COMMITTEE MATTERS	38	2025 Director Compensation	71
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	39	Description of Director Compensation Program	72
		Cash Compensation	72
COMPENSATION & TALENT MANAGEMENT COMMITTEE REPORT	40	Equity Compensation	72
		Other Benefits	73
COMPENSATION DISCUSSION AND ANALYSIS	41	1997 Deferred Compensation Plan and Stock Plan for Directors	73
Executive Summary	42
Objectives of our Compensation Program	42	COMPENSATION & TALENT MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	74
2025 Compensation Highlights	42
Shareholder Engagement and Enhancements to Compensation Program	44	RELATED PARTY TRANSACTIONS	74
		PROPOSAL 2 – TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026	76
Our Compensation Policies and Practices	44
Core Compensation Elements	45
Base Salary	45	PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	78
Short-Term Incentive	45
Long-Term Incentive	47	PROPOSAL 4 – VOTE TO RATIFY THE COMPANY'S SHAREHOLDER RIGHTS PLAN ADOPTED BY THE BOARD OF DIRECTORS ON NOVEMBER 25, 2025	79
Additional Compensation Policies and Practices	49
Compensation Recoupment Policy	49	EQUITY COMPENSATION PLAN INFORMATION	83
Stock Ownership Guidelines	50	DELINQUENT SECTION 16 REPORTS	84
Post-Employment Benefits	50	SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING	84
Health, Welfare and Other Personal Benefits	51
Employment Agreements, Executive Severance and Change in Control Plan	51	OTHER MATTERS	85

Compensation Consultant and Peer Group	52
Independent Compensation Consultant	52
Compensation Peer Group	52
Tax Implications	53

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THE E.W. SCRIPPS COMPANY

312 Walnut Street

Cincinnati, Ohio 45202

PROXY STATEMENT

2026 Annual Meeting

May 4, 2026

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of The E.W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Monday, May 4, 2026, at the Scripps Center, 312 Walnut Street, 10th Floor Conference Room, Cincinnati, Ohio at 4:00 PM Eastern Time.

The close of business on March 10, 2026, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On or about March 20, 2026, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Voting Procedures

On March 10, 2026, the Company had outstanding 77,096,119 Class A Common Shares, $0.01 par value per share (“Class A Common Shares”), and 11,932,722 Common Voting Shares, $0.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

To have a quorum necessary to conduct business at the Annual Meeting, it is necessary to have shares that represent (in person or by proxy) the holders of (i) a majority of our Class A Common Shares outstanding on the Record Date, and (ii) a majority of our Common Voting Shares outstanding on the Record Date. Shares represented in person or by proxy (including shares that abstain or do not vote with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the Annual Meeting for that proposal. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

If you are a shareholder of record (i.e., you directly hold your shares through an account with our transfer agent, Computershare), you can vote your shares following the instructions in this Proxy Statement using one of the four methods described previously. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote your shares following the instructions in this Proxy Statement using the methods provided by your nominee.

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Solicitation of Proxies

The solicitation of proxies is made by, and on behalf of, the Board. The Company will pay the cost of the solicitation of proxies, including the cost of printing and mailing the notice of the Annual Meeting, the Proxy Statement and the accompanying proxy. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by Internet (including by email, social media, the use of our investor relations website and other online channels of communication), telephone, facsimile and other electronic channels of communication, town hall meetings, personal interviews, press releases, and press interviews. Our directors, officers and regular employees may, without compensation other than their regular compensation and the reimbursement of expenses, solicit proxies by telephone or personal conversation. The Company has retained the services of Broadridge Financial Solutions, Inc. at an estimated cost of $9,500 to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals.

5

Proposal 1 Election of Directors

(Item 1 on the Proxy Card)

A board of 12 directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and nine by the holders of Common Voting Shares voting separately as a class. The nominating & governance committee recommended to the Board each of the nominees set forth on the following pages. In the election, the nominees receiving the greatest number of votes will be elected. Directors are elected by the shareholders for terms of one year and hold office until their successors are elected and qualify. Each of the director nominees identified in this Proxy Statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the nine directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the Board does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the Board may nominate.

✓	THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR WHOM YOU ARE ENTITLED TO VOTE FOR ELECTION AS A DIRECTOR.

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Report on the Nominees for Election to the Board of Directors

The following table sets forth certain information as to each of the nominees for election to the Board.

Nominees for Election by Holders of Class A Common Shares

Age: 74 Director since: 2019

Marcellus W. Alexander, Jr.

Senior Advisor, Television and President of National Association of Broadcasters Leadership Foundation from 2018 to 2019. Executive Vice President, Television and President, National Association of Broadcasters Education Foundation from 2004 to 2018. Executive Vice President, Television of National Association of Broadcasters from 2002 to 2004.

Committees: • Compensation & Talent Management

Age: 65 Director since: 2022

Burton F. Jablin

Retired since 2018. Chief Operating Officer, Scripps Networks Interactive from 2015 to 2018. President, Scripps Networks Interactive from 2013 to 2015. President, Home Category, Scripps Networks Interactive from 2009 to 2013. President, HGTV, Scripps Networks.

A The Company spun off its cable networks into a new public company, Scripps Networks Interactive, in 2008.

Committees: • Compensation & Talent Management

Age: 50 Director since: 2024

Nishat A. Mehta(1)

Chief Executive Officer, Lexitas from January 2025 to present. Chief Operating Officer & President, Lexitas from March 2024 to December 2024. President, Global Products & Solutions from 2020 to 2023 and President, Media from 2017 to 2020 at Circana. Executive Vice President, Customer Communications from 2015 to 2017 and Executive Vice President, Global Partnerships from 2012 to 2015 at dunnhumby Ltd/84.51°.

Committees: • Audit

7

Age: 70 Director since: 2008

Kim Williams(2)

Chair of the Board from May 2021 to present. Lead Director from 2018 to May 2021.

Retired since 2006. Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP from 1995 to 2001. Senior Vice President, Partner, Global Industry Analyst from 1986 to 1995.

Committees: • Audit (Chair) • Executive (Chair) • Nominating & Governance

Nominees for Election by Holders of Common Voting Shares
Age: 50 Director since: 2015	Charles L. Barmonde(3) Private investor, educator and entrepreneur. Owner and founder of Arch Contemporary Ceramics. Former Trustee of the Scripps Howard Foundation.
Committees: • Compensation & Talent Management • Executive

Age: 66 Director since: 2013

Kelly P. Conlin

Chairman and Chief Executive Officer of Zinio, Inc. from 2015 to 2019. Chairman and Chief Executive Officer of NameMedia from 2006 to 2015. Chief Executive Officer of Primedia from 2003 to 2005. Chief Executive Officer of IDG Inc. from 1995 to 2002.

Committees: • Compensation & Talent Management (Chair) • Executive

8

Age: 46 Director since: 2023

Raymundo H. Granado, Jr.(3)

Private investor and philanthropist. Board member of RightGift, a technology company that builds free software for the charitable ecosystem, since 2020. Trustee of the Scripps Howard Foundation from 2018 to 2024. Director of the Scripps Family Impact Fund. Charter member of the charitable advisory board to the Adam R. Scripps Foundation.

Committees: •Nominating & Governance

Age: 68 Director since: 2008

John W. Hayden(4)

President and Chief Executive Officer, CJH Consulting from 2010 to present. President and Chief Executive Officer from 1998 to 2010 and Director from 1991 to 2008 at The Midland Company. Chairman, President and Chief Executive Officer, American Modern Insurance Group from 1996 to 2010. Director at Ohio National Financial Services (1997 to 2022), Hauser Private Equity (2014 to present), General Nano (2016 to present), ABR Re (2015 to present).

Committees: • Audit • Executive • Nominating & Governance (Chair)

Age: 51 Director since: 2023

Monica O. Holcomb(3)

Private investor and philanthropist. Founding director of the Scripps Family Impact Fund since 2018. Scripps Family Impact Board member. Charter member of the charitable advisory board of the Adam R. Scripps Foundation. Director of Miramar Services, Inc., since 2019 and chair of its Vision Statement.

Committees: •Nominating & Governance

9

Age: 61 Director since: 2022

Leigh B. Radford(5)

Retired since 2022. Senior Vice President and founder of P&G Ventures from 2015 to 2022, VP/General Manager from 2006 to2015, Marketing Director from 1998 to 2005, and Brand Manager from 1995 to 1997 at Procter & Gamble.

Committees: •Nominating & Governance

Age: 51 Director since: 2017

Adam P. Symson

President and Chief Executive Officer of the Company since August 2017. Chief Operating Officer from November 2016 to August 2017. Senior Vice President of Digital from 2013 to 2016. Chief Digital Officer from 2011 to 2013. Vice President Interactive Media/Television from 2007 to 2011.

Committees: •Executive

Age: 57 Director since: N/A

Tracy Ward

Attorney, licensed to practice in the State of Ohio since 1999. President, TTW Consulting from December 2025 to present. President, Chief Executive Officer and Director among other positions with Miramar Services from 2006 to 2025. Chair of the board of trustees, Ursuline Academy, a Cincinnati private Catholic high school.

Committees: •TBD

(1)
Mr. Mehta is a chair, treasurer and trustee of The Advertising Research Foundation since 2017; Board Member of Sports Innovation Lab since 2023.
(2)
Ms. Williams is a director of Weyerhauser Company (a forest products company).
(3)
Mr. Barmonde, Mr. Granado and Ms. Holcomb are all Signatories to the Scripps Family Agreement. Ms. Holcomb and Messrs. Barmonde and Granado are cousins. See "Related Party Transactions-Scripps Family Agreement" on page 74.
(4)
Mr. Hayden is a director of ABR Re (a Bermuda-based reinsurance company), Hauser Private Equity and General Nano (an advanced materials company). Mr. Hayden is a former director at Ohio National Financial Services (1997 to 2022).
(5)
Ms. Radford is a director of FAST Studios, Goodwill Industries International and Heaven Hill; Inc.

* Age reflected as of March 20, 2026.

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Nominee Qualifications

In February 2026, the Board voted to increase the size of the Board from 11 to 12 directors effective as of the date of the annual meeting. The Board determined that this expansion was appropriate to add a nominee whose qualifications and connection to the Scripps family's institutional knowledge further strengthen the Board's depth. The nominees for the Board consist of 12 individuals who we believe are well-qualified to serve on the Board and represent our shareholders' best interests. The nominating & governance committee selects nominees with a view to establishing a Board that is comprised of members who collectively:

•
have extensive business leadership experience,
•
bring unique and varied perspectives to the Board,
•
bring institutional knowledge and a thorough understanding of the Company's history and vision,
•
have high ethical standards, broad discernment, as well as sound business judgment and acumen, and
•
understand and are willing to make the time commitment necessary for the Board to effectively fulfill its responsibilities.

To complement the overall board qualifications listed above, we also look for specific skills that we feel support a well-rounded and experienced board. Below outlines our director nominees’ skillset:

Director Skills & Experience
PUBLIC/PRIVATE COMPANY CEO
TECHNOLOGY SECTOR
FINANCIAL
OUTSIDE BOARD
TELECOM/MEDIA SECTOR
SHAREHOLDER PERSPECTIVE
OPERATIONAL
0
2
4
6
8
10
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Board Refreshment

We believe the Company benefits when there is a mix of experienced directors with a deep understanding of our businesses and others who bring a fresh perspective. The Board remains committed to Board refreshment and to seeking out highly qualified candidates, as well as candidates with a variety of backgrounds, skills and experiences. Our average Board tenure is 7.7 years, and we believe there is a balanced mix of experience within that average. We have 8 new directors who have been elected since 2018.

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Report on the Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2026, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. The percentages shown in the table are based on 77,096,119 Class A Common Shares and 11,932,722 Common Voting Shares outstanding as of January 31, 2026, unless indicated otherwise in the footnotes below.

Name and Address of Beneficial Owner	Class A Common Shares	Percent of Class	Common Voting Shares	Percent of Class

Signatories to Scripps Family Agreement(1)	11,420,808	14.8%	11,130,723	93.3%
Scott Thomas Miramar Services, Inc. 250 Grandview Ave., Suite 400 Ft. Mitchell, KY 41017
Columbia Insurance Company(2)	23,076,923	29.9%	—	—
1314 Douglas Street Omaha, NE 68102
Sinclair, Inc.(3)	7,625,401	9.9%	—	—
10706 Beaver Dam Road Hunt Valley, MD 21030
Charles Schwab Investment Management Inc.(4)	4,722,317	6.1%	—	—
211 Main Street San Francisco, CA 94105
BlackRock, Inc.(5)	4,518,966	5.9%	—	—
50 Hudson Yards New York, NY 10001
The Vanguard Group(6)	4,528,467	5.9%	—	—
100 Vanguard Blvd. Malvern, PA 19355
GAMCO Investors, Inc.(7)	4,383,703	5.7%	—	—
One Corporate Center Rye, NY 10580-1435

(1)
The information in the table and this footnote is based on information provided to the Company by Miramar Services, Inc. and information contained in Amendment 13 (dated February 6, 2026) to a Schedule 13D filed with the Securities and Exchange Commission, as updated by subsequent Section 16 filings by certain of the reporting persons, by certain descendants of Robert P. Scripps and John P. Scripps and certain trusts of which descendants of John P. Scripps or Robert P. Scripps are trustees or beneficiaries, all of whom or which are Signatories to the Scripps Family Agreement, which governs the voting of all Common Voting Shares held by them. Miramar Services, Inc. provides administrative services to certain members of the Scripps family. The Signatories to the Scripps Family Agreement report shared voting power with each other with respect to the Common Voting Shares shown in the table. In addition to these Common Voting Shares, according to such Amendment to Schedule 13D, two of the Signatories act as co-trustees with respect to 534,666 Common Voting Shares on behalf of a descendant who is not a party to the Scripps Family Agreement, and another Signatory acts as a trust advisor to trusts holding 267,333 Common Voting Shares for the benefit of certain descendants who are not parties to the Scripps Family Agreement. Signatories of the Scripps Family Agreement also beneficially own 11,420,808 Class A Common Shares (not including Class A Common Shares into which the Common Voting Shares are convertible). Class A Common Shares are not subject to the Scripps Family Agreement. In addition to these Class A Common Shares, the two Signatories mentioned above who act as co-trustees on behalf of a descendant who is not a party to the Scripps Family Agreement may be deemed to share beneficial ownership of a total of 653,204 Class A Common Shares held for the benefit of such descendant, and the Signatory referred to above who acts as a trust advisor to trusts for the benefit of certain other descendants who are not parties to the Scripps Family Agreement may be deemed to beneficially own 326,601 Class A Common Shares as trust advisor for such descendants. If the Scripps Family Agreement is not considered, no single individual or trust that is a Signatory beneficially owns 5%

12

or more of the Company’s outstanding Class A Common Shares. The following Signatories may be deemed to beneficially own, or share beneficial ownership with other Signatories of, more than 5% of the Common Voting Shares as a result of direct ownership or indirect ownership as trustees for various trusts or as co-guardians or advisors for the above-referenced descendants who are not parties to the Scripps Family Agreement: Elizabeth A. Logan (6.7%); Virginia S. Vasquez (6.7%); Barbara Victoria Scripps Evans (6.5%); Anne M. La Dow (6.5%); Paul K. Scripps (6.1%); Jimmy R. Scripps (5.3%); William A. Scripps (5.3%); Mary Peirce (5.2%); Charles E. Scripps, Jr. (5.2%); Eaton M. Scripps (5.2%); and Edward W. Scripps, Jr. (5.2%). See “Related Party Transactions - Scripps Family Agreement” below. The reporting parties filing the Schedule 13D as most recently amended (including any additional parties identified in subsequent Section 16 filings) are Virginia S. Vasquez, Rebecca Scripps Brickner, Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Margaret Scripps Klenzing, Mary Ann S. Sanchez, William H. Scripps, Marilyn J. Scripps, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Molly E. McCabe, Barbara Victoria Scripps Evans, John P. Scripps Trust under agreement dated 2/10/77 FBO Peter M. Scripps, John P. Scripps Trust under agreement dated 2/10/77 FBO Paul K. Scripps, John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, John P. Scripps Trust under agreement dated 2/10/77 FBO Barbara Scripps Evans, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust under agreement dated 10/27/2011, The La Dow Family Trust under agreement dated 6/29/2004, John Peter Scripps 2013 Revocable Trust under agreement dated 12/20/13, Ellen M. Scripps Revocable Trust dated 4/17/14, as thereafter amended or restated, Thomas S. Evans Irrevocable Trust under agreement dated 11/13/2012, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Elizabeth A. Logan, Cynthia J. Scripps, John P. Scripps, Mary Peirce, Megan Scripps Tagliaferri, Eva Scripps Attal, Kathy Scripps, Eaton M. Scripps, Wesley W. Scripps, Ellen M. Scripps, Cody Dubuc, Careen Cardin Trust dated November 16, 2018, Sam D. F. Scripps, R. Michael Scagliotti, William A. Scripps, Jr., Welland H. Scripps, Kendall S. Barmonde, Charles L. Barmonde, Manuel E. Granado, Geraldine Scripps Granado, Raymundo H. Granado, Jr., Anthony S. Granado, Ellen B. Granado, Crystal Vasquez Lozano, Elizabeth Scripps, James Bryce Vasquez, John Patrick Scripps, Keon Korey Vasquez, Peggy Scripps Evans, Samuel Joseph Logan, Maxwell Christopher Logan, Savannah Brickner, Monica O. Holcomb, Samantha J. Brickner, Nathanial W. Heidt, Austin S. Heidt, Robert S. Heidt III, Jessica L. Hoerster, Jenny Sue Scripps Mitchell, Vanessa L. Sanchez, Veronica E. Sanchez, Brittany Jean Scripps, Shannon Leigh Howard, McCabe A. Balance, Robert P. Scripps, Jr. Irrevocable Trust for the benefit of Jacqueline Scripps, Robert P, Scripps, Jr. Irrevocable Trust for the benefit of Robert P. Scripps IV, Exempt Trust for the benefit of Bristol Cardin created under the Careen Cardin Trust dated November 26, 2018, Exempt Trust for the benefit of Bentleigh Cardin created under the Caree Cardin Trust dated November 26, 2018, Eaton M. Scripps, Jr., and Tyler G. Scripps.
(2)
Columbia Insurance Company (“Columbia”) is a wholly-owned subsidiary of Berkshire Hathaway Inc., which is controlled by Warren E. Buffett. As part of the financing of our acquisition of ION Media Networks, on January 7, 2021, we issued $600 million of Series A Preferred Shares to Columbia and granted Columbia a warrant to purchase $300 million of our Class A Common Shares at $13 per share, or a total of 23,076,923 Class A Common Shares. The warrant is exercisable from the date of grant until the first anniversary of the redemption of the Series A Preferred Shares. The percentage of Class A Common Shares shown in the table as beneficially owned by Columbia is calculated as if the warrant had been exercised as of January 31, 2026. Columbia filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 15, 2022. The information in the table is based on the information contained in such filing. Such report states that Columbia will share voting and investment power over the shares set forth in the table when issued with Berkshire Hathaway and Warren E. Buffett.
(3)
Sinclair, Inc. filed Amendment No. 4 to Schedule 13D with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 16, 2026. The information in the table is based on the information as of September 30, 2025, contained in such filing. Such report states that Sinclair, Inc. sole voting power over 7,625,401 shares and sole investment power over 7,625,401 shares.
(4)
Charles Schwab Investment Management Inc. filed amendment No. 1 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 12, 2026. The information in the table is based on the information as of December 31, 2025, contained in such filing. Such report states that Charles Schwab Investment Management Inc. has sole voting power and sole investment power over 4,722,317 shares.
(5)
BlackRock, Inc. filed Amendment No. 18 to Schedule 13D with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on April 25, 2025. The information in the table is based on the information as of March 31, 2025, contained in such filing. Such report states that BlackRock, Inc. has sole voting power over 4,433,180 shares and sole investment power over 4,518,966 shares.
(6)
The Vanguard Group filed Amendment No. 11 to Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on November 13, 2024. The information in the table is based on the information as of September 30, 2024, contained in such filing. Such report states that The Vanguard Group has shared voting power over 179,041 shares, sole investment power over 4,327,308 shares and shared investment power over 201,159 shares.
(7)
GAMCO Investors, Inc. filed Amendment No. 1 to Schedule 13D with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 2, 2026. The information in the table is based on the information as of December 31, 2025, contained in such filing. Such report states that GAMCO Investors, Inc. and its affiliates have sole voting power over 4,333,303 shares and sole investment power over 4,383,703 shares.

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Report on the Security Ownership of Management

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2026, by each director and each nominee for election as a director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. As of January 31, 2026, there were 77,096,119 Class A Common Shares outstanding and 11,932,722 Common Voting Shares outstanding. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

Name of Individual or Number of Persons in Group	Class A Common Shares(1)	Restricted Share Units(2)	Total Class A Common Shares(3)	Percent of Class	Common Voting Shares	Percent of Class

Marcellus W. Alexander, Jr.	87,785	—	87,785	*	—	*
Charles L. Barmonde(4)	700,069	—	700,069	*	585,666	4.9%
Kelly P. Conlin	111,752	—	111,752	*	—	*
Raymundo H. Granado, Jr.(4)	67,734	—	67,734	*	115	*
John W. Hayden(5)	158,861	—	158,861	*	—	*
Monica O. Holcomb(4)	74,173	—	74,173	*	47,612	*
Burton F. Jablin	64,154	—	64,154	*	—	*
Nishat A. Mehta	40,983	—	40,983	*	—	*
Leigh B. Radford	64,154	—	64,154	*	—	*
Tracy Ward	—	—	—	*	—	*
Kim Williams(5)(6)	233,020	—	233,020	*	—	*
Jason P. Combs	81,714	179,369	261,083	*	—	*
David Giles	44,516	55,319	99,835	*	—	*
Brian G. Lawlor	233,589	133,335	366,924	*	—	*
Adam P. Symson	677,824	765,279	1,443,103	1.8%	—	*
Laura M. Tomlin	83,065	128,531	211,596	*	—	*
Other officers not named individually(7)	15,970	29,681	45,651	*	—	*
All directors and executive officers as a group (17 persons)	2,739,363	1,291,514	4,030,877	5.2%	633,393	5.3%

* Shares owned represent less than 1 percent of the outstanding shares of such class of stock.

(1)
The shares listed for each of the executive officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.
(2)
The shares listed for each of the executive officers and directors include Class A Common Shares underlying restricted share units that are convertible within 60 days of January 31, 2026, and have no additional vesting requirements.
(3)
None of the shares listed for any officer or director is pledged as security for any obligation.
(4)
Mr. Barmonde, Mr. Granado, and Ms. Holcomb are Signatories to the Scripps Family Agreement. See “Report on the Security Ownership of Certain Beneficial Owners” on page 12 and “Related Party Transactions-Scripps Family Agreement” on page 74.
(5)
In addition to the shares listed, the director deferred a portion of his or her director fees in a “phantom shares” account. These “phantom shares” have no voting or other rights. Mr. Hayden has 86,313 phantom shares and has chosen payment in cash rather than payment in Class A Common Shares. Ms. Williams has 41,094 phantom shares and has elected payment in Class A Common Shares.
(6)
Includes shares held by Ms. Williams’ husband as custodian for their children held in trust.
(7)
The shares listed include shares beneficially owned by one executive officer who is not named individually.

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Prohibition of Hedging and Pledging

Directors, officers and key employees are prohibited from engaging in any hedging or pledging transactions with our Class A Common Shares.

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Report on the Board of Directors and its Committees

2025 Board Meetings

During 2025, the Board held four regularly scheduled meetings and three special meetings. All directors attended all regular and special meetings of the Board and of the committees on which they served during 2025.

Executive Sessions of Directors

During 2025, executive sessions of non-management directors were held at each board meeting. The director who presided at these meetings was the Board Chair or another director selected by the Board at the time of such meeting.

Standing Committees and Committee Charters

The Company has standing executive, audit, compensation & talent management and nominating & governance committees. Each committee, other than the executive committee, is governed by its own committee charter, which outlines the committee’s mission, authority, responsibilities, composition, frequency of meetings, requirements for minutes, and how they report their findings to the Board. Charters are reviewed annually and updated, if necessary. The charter for each such standing committee is available for review on the Company’s website (www.scripps.com) by first clicking on "Investors" and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

Committees of the Board of Directors

Executive Committee. Kim Williams (chair), Charles L. Barmonde, Kelly P. Conlin, John W. Hayden, and Adam P. Symson are the members of the executive committee. This committee may exercise all of the powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The executive committee meets only as necessary. During 2025, the executive committee met one time.

Audit Committee. Kim Williams (chair), John W. Hayden and Nishat A. Mehta are the members of the audit committee. The purpose of the committee is to assist the Board in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the review of the Company’s enterprise risk issues including, but not limited to, financial, cybersecurity, information technology, data privacy, legal and business continuity; (6) the review the Company’s risk related to sustainability issues and financial sustainability-related disclosures; (7) the oversight of the significant financial matters of the Company, including tax policies, planning and compliance and treasury policies and (8) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2025, the audit committee held five meetings.

Compensation & Talent Management Committee. Kelly P. Conlin (chair), Marcellus W. Alexander, Jr., Charles L. Barmonde and Burton F. Jablin are the members of the compensation & talent management committee. The committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers and talent management strategies of the larger employee population. The committee reviews and approves the Company’s compensation principles that apply generally to Company employees. It also reviews and approves the Company’s goals and objectives relevant to compensation of the chief executive officer and executive officers (“senior

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executives”) and evaluates their performance in light of those goals and objectives. Annually, the compensation & talent management committee conducts a performance review of the chief executive officer, the results of which are shared with the entire Board. With respect to senior executives, the committee reviews and approves a peer group of companies against which it compares the Company’s compensation programs and practices for senior executives and directors, and the chief executive officer makes recommendations to the committee regarding the compensation elements of his direct reports in light of their goals and objectives. The committee reviews all of the components of the chief executive officer’s and the senior executives’ compensation, including goals and objectives, employment arrangements, severance arrangements and plans, incentive plans, employee benefit plans, perquisite arrangements, the Incentive Compensation Recoupment Policy (“claw-back policy”) and stock ownership guidelines. The committee has the authority to administer the cash-based incentive plans, severance arrangements and plans and change in control arrangements and plans covering the chief executive officer and senior executives. The committee is also responsible for reviewing the result of any shareholder advisory vote regarding the compensation of the Company’s named executive officers and making recommendations to the Board on how to respond to those votes as well as recommending to the Board whether to hold the shareholder advisory vote every one, two or three years. The committee oversees the annual review of the Company’s compensation policies and practices for all employees, including non-senior executives, to determine whether they create financial risks. The committee receives quarterly updates from the Company related to human capital management strategies, policies and required disclosures. The committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the committee, or to one or more other directors, in each case as it deems appropriate, other than in connection with any power or authority required by law, regulation or listing standard to be exercised by the committee as a whole.

With respect to any funded employee benefit plans covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the committee has the definitive authority to appoint and terminate the named fiduciary or named fiduciaries of such plan(s). The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the Board. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosures included in the Company’s proxy statement. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior executives and directors. Since 2021, the committee has retained Korn Ferry to assist it in developing and reviewing our executive and director compensation strategy and programs. During 2025, the compensation & talent management committee held four meetings.

Nominating & Governance Committee. John W. Hayden (chair), Raymundo H. Granado, Jr., Monica O. Holcomb, Leigh B. Radford, and Kim Williams are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the Board by identifying individuals qualified to become Board members and to recommend director nominees to the Board and to the signatories to the Scripps Family agreement; (2) to recommend to the Board corporate governance principles that might be applicable to the Company; (3) to lead the Board and its committees in the annual review of the Board and its committees’ performance; (4) to recommend to the Board nominees for each committee of the Board; (5) to review quarterly with the Chief Ethics Officer the status of complaints received; and (6) to oversee the Company’s overall strategy on sustainability initiatives, including evaluating the impact of the Company’s practices on the communities in which it operates and on the Company’s other constituencies and stakeholders. During 2025, the nominating & governance committee held four meetings.

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Sustainability at Scripps

Our Approach To Sustainability

Scripps is building new business models that anticipate the evolving habits of American media consumers — accelerating new technologies and distribution paths to challenge assumptions and propel the industry toward a sustainable future.

Our core values of courage, compassion, curiosity and community aren’t just words on paper: They are central to the way we work, how we make decisions and the way we treat each other — and our business partners. We strive to create a workplace where all employees feel connected, valued and able to reach their full potential.

Our Sustainability Strategy

Together with those we serve, we’re imagining the future of media and creating it. And it is through our many communities — our employees, our audiences and advertisers, our investors — that we live out our vision of creating connection.

Through the Scripps Howard Fund and the 100-year-old Scripps National Spelling Bee, we are cultivating the next generation of storytellers and changemakers with the firm belief that information, and understanding how to interpret it, is key to unlocking and improving the world around them.

This report highlights our progress in the areas fundamental to our business. Our current sustainability initiatives, practices and objectives are identified as follows:

Journalistic Integrity and Sponsorship Identification

Responsibility to Audiences & Community Impact

Employee Experience

Compliance, Professional Integrity & Ethics

Greenhouse Gas Emissions ("GHG")

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Sustainability Oversight

Our Board of Directors monitors our sustainability-related risks and opportunities while each of the committees of the Board oversees the sustainability initiatives relevant to it. Board committee charter language includes comprehensive sustainability-related responsibilities, and sustainability topics are discussed at board meetings on an as-needed basis, but at least annually. It is management’s responsibility to drive the sustainability program and ensure alignment with our mission, vision and strategy, while a steering committee and working group made up of leaders and key employees from various departments and business units participate in executing the sustainability strategy.

Sustainability Governance Structure

Board of Directors Monitor sustainability-related risks & opportunities

Audit Reviews and approves sustainability-related risks & disclosures	Compensation & Talent Management Oversees Human Capital Management commitments	Nominating & Governance Oversees overall strategy on sustainability initiatives

Senior Leadership Team Ensure business strategy is driving sustainability strategy & initiatives

Sustainability Steering Committee Senior management and key stakeholders to help oversee our sustainability efforts

Internal Sustainability Working Group Representatives of various functions acting as process owners who gather and monitor data and track progress against established goals

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Journalistic Integrity and Sponsorship Identification

We at Scripps are passionate about the importance of journalism in our democracy — a Fourth Estate that reports on government power, holds authority figures and institutions accountable, and improves the lives of those we serve. We know that a dynamic news media is instrumental to a healthy nation that governs itself through transparency and civil discourse. This vision drives our internal priorities and our external partnerships and activities and provides a broad view of the stakeholders to whom we are responsible.

Scripps is guided by the principle of journalistic independence and continues to uphold its journalistic mission by executing content strategies that commit to the highest journalistic standards. The number of reporters that have been assigned to specific geographic areas and communities has increased, which allows reporters to develop expertise and more robust organic content by being immersed in those areas and communities. Specifically, reporters are actively listening to their communities and their concerns and telling stories that reflect those issues. To elevate the journalism and storytelling, Scripps has invested in extensive training of the Executive Reporters who directly work with reporters. Additionally, new training is underway for Executive Producers who are integral in the development and presentation of daily content. New strategies are being developed and deployed to publish our quality journalism on multiple platforms to better serve all audiences.

Journalistic Standards and Ethics

Scripps is dedicated to our role  in American democracy. Our national and local news outlets strive to provide news and information that is balanced and nonpartisan. We believe American audiences need news that is facts-based and accurate as they try to navigate their lives and participate in society. Our reporting plays a crucial role in holding the powerful accountable, keeping governments honest and giving voice to those who are less empowered, leading to meaningful change at the local, state and national levels. In our local markets, we own more than 60 stations across the country that serve regional communities with critical information about public service and local events, life-threatening weather or a reason to come together in celebration.

Since its founding in 1878, Scripps has been a journalism company. The obligation of our journalists and our journalism is to serve the public. We strive to earn and maintain the trust of the public and to be aggressive and fearless in our pursuit of the truth. Ethical decision-making should occur at every step along the journalistic process. Our Journalism Ethics Guidelines emphasize the consistent values, standards and processes we use to produce high-quality reporting and storytelling.

Our journalism ethics guidelines provide direction for journalists at Scripps.

The pillars of our journalism ethics guidelines are:

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Championing Journalistic Standards and Ethics

Scripps commits time, talent and other resources to three key issues impacting the important role of journalism in our society.

1.
News Literacy. Scripps supports educating Americans on the role of the free press and society’s need for robust reporting and energized news operations. The company has partnered with The News Literacy Project, a nonpartisan, nonprofit organization, to launch National News Literacy Week. The seventh annual event was held in February 2026. The public awareness campaign works to encourage news consumers to learn how to identify trustworthy news stories and credible information. This year's event focused on helping teens find credible news and information resources they can trust. The week provided educators with free tools and resources to teach today's teens how to judge for themselves whether information is reliable, accurate and fair.
2.
Journalism Ethics. Scripps reporters, editors and management working on any news platform are expected to live up to standards of ethics and objectivity as outlined in the Journalism Ethics Guidelines. Journalists must be vigilant about their balance, integrity and thoroughness, and Scripps supports journalists in meeting these expectations by providing comprehensive training, resources and ongoing guidance. Scripps has clear policies about conflicts of interest, identifying sponsored materials and other key journalistic practices.
3.
Fighting for Transparency. As a result of the economic pressure on the news business, some news organizations have become slower to challenge open-records law violations, government cover-up efforts and other public interest issues that may require legal expense. At the same time, discourse that challenges the credibility of the news media has led government officials to become more emboldened to ignore open-records requests. To combat these tactics, Scripps created the Scripps Access Project, which provides funding to its local stations to pursue public records litigation in instances where municipalities have clearly flaunted the law. Since the initiative launched in 2018, several of these lawsuits have led to court victories that pried documents from municipal files and the recovery of legal fees and costs. In addition, several Scripps stations have publicized their efforts to get public records from public entities by reporting on the difficulties reporters and the public have in getting municipalities to follow the state laws enacted to ensure government transparency. Finally, as a company that supports journalism and free speech, Scripps supports the Reporter’s Committee for Freedom of the Press (RCFP) in numerous ways, including funding The E.W. Scripps Legal Fellowship, a two-year fellowship that supports local enterprise and investigative journalism by providing pro bono legal work on public records litigation and other related matters.

Awards and Recognition

The National Association of Broadcasters awarded The E.W. Scripps Company with the 2025 “Service to America” award for its relief efforts following Hurricanes Helene and Milton. During 2025, Scripps newsrooms received five National Edward R. Murrow Awards: Scripps News, KSHB in Kansas City, WFTS in Tampa, KNXV in Phoenix and KBZK in Bozeman. Scripps News received a national news Emmy Award in the outstanding video journalism category for its documentary “In Real Life: A Hidden War” and also  received two New York Press Club Journalism Awards in the categories: documentary-national and continuing coverage-national. Scripps News also received a coveted 2025 IRE Award for its reporting on the limits of Maine gun laws. The investigation was also honored with a 2025 Alfred I. duPont-Columbia Award and received an honorable mention for a Gracie Award from the Alliance for Women in Media. In addition, Scripps News received three National Headliner Awards and two Deadline Club finalist nominations. Scripps received two Peabody Awards: WTVF, Nashville won for its 2024 investigation, “Confronting Hate” and KNXV won for its video series, “Policing Phoenix.”  KNXV also received a first place National Headliner Award. WTVF also received a duPont-Columbia Award for its investigation “Confronting Hate.” The investigation was also named a finalist for a 2025 IRE Award. The National Association of Black Journalists (NABJ) recognized WTKR, Norfolk with a “Salute to Excellence” award

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in the specialty category for a report on the rising rates of suicide among Black women. WXYZ also received a duPont-Columbia Award for its two-year investigation "Shielded."

2	5	3
Peabody Awards WTVF, Nashville “Confronting Hate” KNXV “Policing Phoenix”	Scripps News KSHB Kansas City WFTS Tampa KNXV Phoenix KBZK Bozeman	Scripps News reporting on limits of Maine gun laws WTVF Nashville "Confronting Hate" WXYZ Detroit "Shielded"

1	4	2
Scripps News received a national news Emmy Award in the outstanding video journalism category for its documentary “In Real Life: A Hidden War”	National Headliner Awards Scripps News - 3 KNXV Phoenix - 1	Scripps News received two New York Press Club Journalism Awards in the categories: documentary-national and continuing coverage-national.

Sponsorship Identification

We have a Paid Content Policy that defines what paid content is, where it is acceptable and where it can be placed. We require our stations to comply with all Federal Communications Commission (FCC) regulations, including, but not limited to, its regulations regarding sponsorship identification. The Scripps Sponsorship Identification Rules ensure viewers know when advertisers are paying for content we air or publish on our websites. The rules clearly define what kinds of programming require sponsor identification and what the sponsorship identification must include. Transparency is crucial to complying with legal regulations and ethical standards and demonstrating that we value the trust of our audience.

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Responsibilities to Audiences & Community Impact

Scripps takes pride in serving the communities where we live and work. We uphold our responsibility to our audiences through reliable news coverage that keeps our viewers informed. In our local media markets, we connect with our communities through social service projects, facilitate, sponsor and emcee important local events, and shine light on pressing local issues.

Our local television stations serve a critical public-service role in keeping viewers informed during natural disasters and host telethons and other fundraising efforts to help those affected. In addition to public safety, our stations serve a key public watchdog role. They investigate wrongdoing in the government and business sectors, bring to light malfeasance and drive positive community change. Our stations also spotlight those in need, often leading to community support for those individuals or groups.

Through our approach to journalism and community involvement, we seek to serve our audiences with integrity and build a legacy of meaningful impact.

Media Pluralism

We have a responsibility to represent all who live in our communities. Being fair in our coverage means understanding our audiences. To that end, Scripps requires extensive training for its local and national newsroom employees on understanding their implicit biases, researching viewpoints of key racial and demographic groups, and reporting stories that are balanced by seeking out and reflecting a wide range of voices.

Over the past few years, the Local Media division has been focused on taking feedback from the company's extensive audience research studies and applying them to local newsrooms. Our research indicated that the neighborhoods we were covering did not resemble the places where our viewers live, work and play. Our vision of We Create Connection, and that ethos, is at the core of our Local Media division's latest update to its news content strategy. The strategy provides a structure for local stations to reach more communities in our individual markets through geographic beats and providing a mechanism to ensure that many voices are included in daily coverage. Our local newsrooms and individual reporters are tasked with creating community advisory boards and listening sessions to hear firsthand the positive and negative issues that people are facing and create a vehicle to address those with our journalism.

As a result, our local stations are focusing more on stories about solving problems rather than just documenting them, rethinking how to present crime coverage by including depth and context and ensuring the community has a voice in the stories we tell.

Scripps also completed a company-wide News Initiative focused on building a better system for local reporters that is rooted deeper into local communities. Through this initiative, the company added 135 reporters across our local stations, focused on a broader reach in the communities we serve.

Digital Accessibility

Our newly established Direct to Consumer sports apps in Las Vegas, South Florida and Tampa Bay have prioritized and provided SAP audio in Spanish. In addition, we have invested in AI dubbing of news content to Spanish for our Spanish

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speaking news audiences. Lastly, we have a strong and consistent presence of close captioning across all content distributed on connected TVs.

Community Impact

For six decades, our community engagement and philanthropy efforts have exemplified the Scripps mission of doing well by doing good, serving millions of people across the U.S.

Philanthropy and Volunteerism

Scripps gives back to many organizations in its corporate hometown of Cincinnati and in markets across the country where it does business. Scripps employees are connecting to their local communities by reporting on critical issues, entertaining audiences with quality content, fundraising to help those in need and volunteering for important causes.

The Scripps Howard Fund, a public charity established by Scripps, is dedicated to creating informed and engaged communities through journalism education, childhood literacy and local causes. At the crossroads of the classroom and the newsroom, the Fund is a leader in supporting journalism through award-winning journalism education programs; scholarships, internships and fellowships; and support of First Amendment causes.

Supporting Social Issues Through Our National Platforms

Scripps hosts marquee national events in the Scripps National Spelling Bee and the Scripps Howard Awards. These events bring our commitment to social responsibility to life by addressing, respectively, education and journalism excellence.

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Connecting Communities Through Scripps Sports

Sports creates significant connection within the communities we serve. With our acquisition of ION Media in 2021 and launch of Scripps Sports in 2022, we are making it easier for communities to access sports content and providing viewers an opportunity to come together. Scripps Sports moves sports content back to an over-the-air (OTA) broadcast model, which increases viewer access to local sports. This has led to businesses getting involved and providing more sponsorships for teams. We are also committed to covering women’s sports and making content more easily accessible. Scripps Sports has secured partnerships with the following:

•
Women’s National Basketball Association (WNBA)
•
National Women’s Soccer League (NWSL)
•
Pro Cheer League
•
Las Vegas Golden Knights (NHL)
•
Utah Mammoth (NHL)
•
Florida Panthers (NHL)
•
Tampa Bay Lightning (NHL)
•
Las Vegas Aces (WNBA)
•
Kansas City Current (NWSL)
•
Denver Summit (NWSL)
•
Big Sky Conference

Employee Experience

Our people are central to our ability to serve audiences, execute our strategy, and sustain long-term performance in a rapidly evolving media environment. We focus on building a high-performing organization by attracting, developing, and retaining future-ready talent with the skills, leadership, and adaptability required. Through continuous learning, thoughtful integration of technology and artificial intelligence ("AI"), and strong governance, we seek to support our workforce, enhance how work gets done, and align our human capital strategy with long-term shareholder value.

Employee Engagement, Training and Development

Human capital management increasingly is considered a significant driver of value and success for Scripps and many other companies. We strive to hire the best, to spark our employees’ passion for the job and then to nourish their careers with tools that will help them learn and excel.

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Employee Communication

We strongly believe success depends on employees understanding how their work contributes to the company’s overall strategy. To that end, we communicate with our workforce through a variety of channels and encourage open and direct communication. This includes:

•
Frequent emails and videos from corporate leaders to all employees
•
An employee portal featuring timely articles, information and employee stories
•
Daily company social media engagement
•
Regular town hall meetings with the CEO and other leaders

Our industry continues to go through an unprecedented time of change, and we require a high-performing culture to keep up. It is a strategic priority for us. We believe that candid feedback from employees can help us better understand our culture and where we can make improvements. To assist with gathering feedback, last year we introduced Scripps Voice, an ongoing listening program, across the Company. The program consists of bi-weekly, five-question surveys with immediate access to results for managers. It is designed to be most effective at the team level, understanding that widespread positive and sustainable culture begins at the team level.

This program has given agency to our people leaders, from our CEO down to our front-line leaders by putting team data, AI driven insights and planning tools directly into their hands to enact quick, data driven decisions for their teams and organizations. As we approach the one year mark of launching this program to the organization, we’re excited to see the positive momentum that Scripps Voice has had across the organization. It has quickly become a bedrock component of our culture at Scripps and will continue to be a critical feedback mechanism to connect to our employees.

Learning and Development

At Scripps, we recognize that our employees are the foundations of our success. To support their growth and align with the evolving needs of our business, we have prioritized offering flexible, impactful learning and development opportunities. Our programs empower employees at all levels - whether they are new to their roles, aspiring leaders, or seasoned professionals - to develop the skills needed for both current and future success.

We are committed to fostering a culture of continuous learning. In 2025, employees completed training courses tailored to specific roles and skill sets. Our approach ensures that training adapts to the demands of the business, with a focus on building competencies critical to future success. Employees can also update their skills, interests, and experiences in our career development platform, enabling us to align opportunities with their aspirations and encourage self-driven career exploration.

In 2025, Scripps launched an enterprise AI platform designed to support both organization-wide capability building and function-specific skill development. The platform is paired with enterprise training to establish baseline AI literacy, along with role-based coaching agents that provide employees and leaders with timely guidance to support performance, learning, and decision-making within defined guardrails.

Early adoption and sustained engagement with our AI platform reflect strong employee interest in practical, responsible uses of AI to support their work. These results are the product of a deliberate partnership between Human Resources, Technology, and business leaders, reinforcing our belief that successful AI adoption is driven as much by culture and change management as by technology itself.

Visible executive sponsorship, consistent communication, and a clear articulation of the “why” behind AI have created a structured environment for experimentation, enabling employees to contribute to how AI is applied in their roles. This work reinforces a learning culture where employees are encouraged to build new skills as roles and technologies evolve.

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Our approach emphasizes responsible AI use, with governance and oversight integrated into platform design and deployment. As the platform evolves, it supports Scripps’ broader efforts to build future-ready capabilities, reclaim time for higher-impact work, and adapt to ongoing industry change, aligning human capital and technology investments in service of long-term business objectives.

Our leadership programs are designed to cultivate effective leaders at every level, from first-time managers to future executives. These programs emphasize continuous learning through flexible formats, including self-paced modules, cohort-based learning, and live workshops. Participants gain critical skills such as effective communication, team management, and strategic thinking, reinforced through experiential opportunities like coaching and mentorship. By investing in leadership development, we foster stronger team performance, increased employee engagement, and a robust pipeline of future leaders.

To keep pace with rapidly evolving technology, we provide targeted training for employees in key areas such as journalism and sales. These initiatives combine hands-on learning, mentorship, and on-demand resources to enhance job-specific skills. From storytelling and investigative journalism to strategic marketing and client engagement, our training programs are tailored to meet various learning preferences, ensuring employees can grow at their own pace while staying aligned with industry advancements.

We offer employees access to an extensive library of on-demand learning resources, including certificates, short courses, and quick task-oriented videos. Each quarter, employees spend an average of three hours engaging with these flexible tools, covering topics from project management to artificial intelligence. Programs like Grow with Google and our internal Career Hub empower employees to develop new skills and explore opportunities to advance their careers.

As we look to the future, we are dedicated to addressing emerging skill needs through initiatives such as company-wide skills gap analyses and tailored training programs.

By investing in our people, we equip them to thrive in a dynamic environment while driving the innovation and excellence that define Scripps.

Labor Practices and Employee Well-Being

We strive to attract and retain the most talented employees in the industry by offering competitive compensation and benefits. Our compensation philosophy is based on rewarding each employee’s individual contributions and striving to achieve equal pay for equal work regardless of gender, race or ethnicity. We use a combination of fixed and variable pay, including base salary, bonus, commissions and merit increases, which vary across the business and by role. In addition, for executives and certain employees, we provide share-based compensation to foster our merit-based culture; align our business leaders’ interests with those of our shareholders; and attract, retain and motivate our key leaders.

As the success of our business is fundamentally connected to the well-being of our people, we offer benefits that support their physical, financial and emotional well-being. We provide our employees with access to flexible and convenient health and welfare programs intended to meet their needs and the needs of their families. We offer a voluntary Employee Stock Purchase Plan (ESPP) whereby employees can elect to purchase company stock through payroll deductions at a discounted price. Additionally, we offer a 401(k) Defined Contribution Plan to all regular employees and an Executive Deferred Compensation Plan to certain senior-level employees.

At Scripps, the health and well-being of our employees and their families is important to us. This is why we offer a comprehensive benefits package known as the Scripps Choice Plan, which is designed to meet the needs of our workforce.

Employee Giving and Volunteering

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Scripps offers a paid volunteer time-off program to encourage eligible employees to actively participate in their communities by volunteering their time, talents and resources. Volunteerism helps to build employee morale and skills, encourages teamwork, promotes loyalty and job satisfaction, and helps improve the communities in which we live and work.

Social Impact

Our senior leadership team collaborates with business and human resource leaders to develop and implement objectives and initiatives that are focused on our workforce (creating spaces where all are included, engaged, and able to grow), workplace (brainstorming and co-creating the way we work – our policies, practices, and daily habits-so that learning, helping each other, sharing ideas, and belonging are just part of how we get things done, and community (connecting what we do at work with how we give back). At its core, this work is about creating an environment where every employee feels empowered to contribute, connect, and grow in ways that are both personally fulfilling and impactful to our collective success.

Employee Resource Groups

Our Employee Resource Groups (ERGs) provide a space for employees with similar interests to connect with their peers and with leaders and are available to all Scripps employees. ERGs unite employees with mutual interests or life experiences and those who support them to build a sustain networks, foster belonging and encourage professional growth and business contribution. ERGs reinforce our shared purpose and elevate our ability to develop, include and engage our employees while providing additional corporate resources for driving positive change in business results.

Compliance, Professional Integrity & Ethics

We are committed to operating with high ethical standards, consistent with our employee Code of Conduct (“Code”). The Code outlines the expected business conduct for all employees. The Code was significantly updated in 2022 and is revised and updated annually. Our chief ethics officer is responsible for the implementation and oversight of the Code, monitors the ethics hotline, investigates ethics concerns and reports to the Board’s Nominating & Governance Committee on related quarterly activity.

In addition to the Code, we have created guidance addressing employee conduct. Those policies and guidelines include:

•
Employee Handbook
•
Journalism Ethics Guidelines
•
Anti-Trust Policy
•
Whistleblower Policy
•
Intellectual Property Policy
•
Insider Trading Policy
•
Keeping Accurate Records Guidelines
•
Conflicts of Interest Guidelines
•
Protecting Confidentiality Guidelines
•
Anti-Corruption Policy

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•
Gifts and Entertainment Policy

We have a separate Code of Business Conduct and Ethics in place for the chief executive officer and the senior financial and accounting officers, which provides more specific guidance and requirements in line with their responsibilities. Members of the Board's Nominating & Governance Committee, the chief ethics officer and the chief financial officer make sure this policy is operative and has effective reporting and enforcement mechanisms.

Ethics and Compliance Training

We believe we have an obligation to provide employees with the information needed to ensure that lawful and ethical choices are made at work. To support this commitment, we provide an online learning module annually to all employees to ensure that they understand the concepts articulated in the Code and the importance the company places on ethical behavior and compliance with the law. We also provide quarterly training modules to employees relevant to their roles and levels within the company and training related to the key business risks Scripps faces.

Whistleblower Procedures

We have established several ways for employees to raise workplace concerns. On a quarterly basis, employees are reminded on our company intranet site how to raise those concerns. Specifically, to submit a report, employees are encouraged to contact a manager or the chief ethics officer. Employees also can submit a concern anonymously, either through a company-monitored toll-free number or through a third-party vendor. The third party operates its own toll-free number, which is accessible 24 hours a day, seven days a week. Employees may also raise concerns or submit a report online.

In all of our communications regarding the ways to raise a workplace concern, we emphasize that retaliation goes against everything we believe in as a company and is a serious violation of our Code. We do not tolerate retaliation against anyone who shares a concern in good faith, assists in an investigation or refuses to do something that violates our Code or policies.

Participating in Political Activities

As a journalism company, fairness, balance and the avoidance of conflicts of interest are embedded in everything we do. We encourage all employees to participate in the political process; however, our journalists and company leaders must take steps to ensure that their activity does not compromise our integrity or our reputation. The Code of Conduct and Journalism Code of Ethics provide guidance on participation in political activities.

Three key imperatives related to involvement in political activities are outlined in our journalism ethics guidelines:

1.
Preserving our independence.
2.
Participating ethically.
3.
Following the law.

In addition to these imperatives, to maintain objectivity in the newsroom, all employees with any responsibility for reporting or editing news-related content are required to refrain from partisan political activity of any kind.

Artificial Intelligence

We continually evaluate the use of artificial intelligence (AI) in our business processes. In recent years, the use of AI has come under increased scrutiny. This technology, which is a new and emerging technology in early stages of commercial use, presents a number of risks inherent in its use, including ethical considerations, public perception and reputation concerns, intellectual property protection, regulatory compliance, privacy and data security concerns and accuracy of the information produced. To ensure that our use of AI is ethical, legal and appropriate, we formed a governance committee

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to provide guidance around the use of AI. The committee meets regularly to assess the appropriate uses of AI in all our business practices including with our journalism and throughout the enterprise. As it specifically relates to journalism and news gathering, the committee has published a framework for determining acceptable use. The framework is based on considerations such as public trust, accuracy and credibility; and legal compliance. Any use of AI to support news gathering and production requires approval.

Cybersecurity and Privacy

Protecting our systems and data from cyber threats is important for ensuring the continuity of operations and maintaining the trust of our customers and stakeholders. Scripps is committed to the transparent and ethical use of personal data in its care and complying with applicable privacy-related regulations.

Cybersecurity Program

Scripps is committed to having a strong cybersecurity program and employs a chief information security officer (CISO) to oversee the cybersecurity leadership team. The team manages governance, risk and compliance, security operations, and identity and access management. Scripps routinely identifies and considers potential improvements to its cybersecurity program based on the threat landscape. Improvements may include adjustments to staffing, processes and acquisition of new technology. When such potential improvements are identified, the company weighs the costs and benefits of such improvements (including against other potential improvements) and, if selected, the improvements are added to a roadmap for possible implementation.

Scripps has implemented certain physical, administrative and technical controls to help secure its enterprise environment and products. Cybersecurity controls include, but are not limited to, the following measures:

•
Enforce controls that limit access based on job responsibilities and enforcing authentication measures, including strong password policies and multifactor authentication where appropriate
•
Conduct exercises to ensure the company is prepared to respond to cyber incidents
•
Align the cybersecurity program with the National Institute of Standards and Technology cybersecurity framework
•
Scan our systems for vulnerabilities that may potentially impact our enterprise or products, categorize them based on severity and where possible, proactively address them to prevent exploitation by threat actors
•
Employ a trained incident response team and a managed security service provider to identify and mitigate incidents that bypass our cybersecurity controls to minimize impact to operations
•
Engage in industry collaboration and cyber threat intelligence sharing to strengthen defenses, enhance situational awareness, and protect our people, content and technology

Incident Response Plan

The Integrated Incident Response Program is reviewed at least annually to ensure alignment with any changes in notification laws, company structure and operations, service providers and the risk landscape. The Cyber Incident Response Plan includes materiality assessments in accordance with the new U.S. Securities and Exchange Commission (SEC) cybersecurity rules. Tabletop exercises are conducted periodically to assess readiness for plan execution.

Any actual or suspected security incident is reported to the CISO. Cyber security incidents are evaluated under the Integrated Incident Response Program and flow to the Enterprise Response Team according to clearly defined escalation criteria.

Oversight

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Cybersecurity is a key risk included in risk management discussions on the Governance, Risk and Compliance Committee, which meets quarterly before board meetings. The Board of Directors oversees cybersecurity and technology risks through the Audit Committee, which receives quarterly updates from the CISO. Intermittent updates are provided to the full Board for educational purposes or when special needs arise. Our Cyber Risk Management program is built on a close partnership between Cybersecurity, Privacy, Legal, and Audit - aligning expertise to proactively identify, assess, and mitigate evolving threats.

The CISO leads the Company's Cybersecurity organization, which oversees the Company's approach to identifying and managing cybersecurity and digital risk. The Company's current CISO has extensive technology and risk management experience in various industries and is qualified as a boardroom certified technology expert (QTE) by the Digital Directors Network. Our chief privacy officer oversees an enterprise-wide privacy program that includes annual training; a “privacy by design” ethos within development teams; privacy-specific contract reviews; and an enterprise-wide privacy platform to manage rights, requests and consent management.

Privacy

Scripps is committed to data governance and protection. We recognize the importance of safeguarding personal information in today's digital landscape. Our comprehensive Privacy Policy provides a clear definition of "personal data" and outlines where and how the policy applies. The policy details our methods for collecting and storing personal data, explains users' rights and addresses privacy-related matters. We maintain transparency by keeping our Privacy Policy updated and making it available across all relevant digital platforms.

Employee Training Programs

We launch separate, annual web-based learning modules on cybersecurity, privacy and various security topics such as phishing, password hygiene and data governance to all employees. The annual security awareness training is reinforced through regular phishing simulations across the enterprise to provide employees with practical exposure to phishing campaigns. Employees who fail phishing simulations must complete additional training.

Greenhouse Gas Emissions ("GHG")

We are dedicated to environmental sustainability, and we are making strides to better understand and mitigate the environmental impact of our operations.

Climate

Impacts of Climate Change

Scripps recognizes climate change is a global issue with far-reaching consequences.

Through our reporting, we aim to provide our audiences with the information they need to stay safe as their communities experience the impacts of climate change. We also recognize our responsibility to provide our audiences with a comprehensive and nuanced understanding of this complex, critical issue while fostering transparency and balancing different perspectives. As the impacts of climate change continue to expand in frequency and severity, our local news coverage will be paramount in safeguarding the communities we serve.

Through our risk management and business continuity efforts, we aim to ensure the safety of our employees and services

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to our viewers when faced with climate events and recognize how physical and transitional climate risks may impact our business.

GHG Management

Since 2022, we have engaged a third-party consultant to help us identify and calculate our annual Scope 1 and Scope 2 carbon emissions. We continue to strive for more detailed and improved data quality. Since beginning this process, we have streamlined our data collection system to more accurately capture usage numbers associated with electricity and natural gas across many of our locations. We have also taken strides to ensure that our reporting boundaries reflect all facilities within our operational control and spot potential gap areas. These efforts have greatly decreased our reliance on estimates and improved the traceability of our data over the last few years.

Our results this year suggest that our emissions primarily come from electricity associated with our broadcast towers and studios. This is followed by fuel used for our news gathering vehicles.

Energy and Transportation Management

We have established several initiatives to reduce our existing GHG footprint and to find energy efficiencies.

Energy Management in Our Facilities

As we renovate our local stations and capital projects arise, we have been working to transition to LED lighting in both workspace and studio operations, which in turn leads to reduced studio cooling requirements. The Scripps Corporate headquarters in Cincinnati, Ohio and our new KMGH station building in Denver, Colorado, as well as several other offices, completed transitioning to LED lighting in 2024. Additionally, new construction projects, including our new WPTV facility in Palm Beach Gardens, going on-line in early 2026, will make use of LED lighting almost exclusively.

We are also in the process of phasing out older equipment for newer, more efficient options. We have continued to replace less efficient, older station transmitters across Local Media. In addition, all Scripps Networks transmitters are now solid-state, energy-efficient transmitters. This effort results in lower power consumption and better reliability when we deliver critical news and information. As we replace older tower lighting systems, which often use incandescent lamps, they are being converted to LED lighting as part of our standard upgrade of lighting operations. We use cloud services for most of our data centers, which are more energy efficient than traditional on-site data centers. Furthermore, we comply with U.S. Environmental Protection Agency (EPA) requirements for the operation and storage of our fuel tanks.

Waste Management

We run recycling programs at our office locations to reduce the amount of waste going to landfills. Our operations are directed to work with appropriate e-waste removal providers to recycle mobile devices, laptops and other electronic devices, ensuring both environmental and security-related responsible destruction/recycling. Due to outsourcing, we rarely purchase servers, and old equipment is generally traded back in or properly discarded as e-waste.

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Corporate Governance

The Board is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s website (www.scripps.com) by first clicking on "Investors" and then on “Corporate Governance.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

Board Leadership

Kim Williams has served as the independent chair of the Board since May 3, 2021. Ms. Williams had been the lead independent director from 2018 to 2021 and serves on the board of directors of one other public company.

Charitable Contributions

The Company has not made any charitable contributions, where the amount exceeded $1 million, or 2 percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer of the company.

Code of Conduct

The Company is committed to operating in accordance with its Code of Conduct, which is applicable to all employees. The Company’s Code of Conduct was updated significantly in the fourth quarter of 2022. The Company’s chief ethics officer is responsible for implementation and oversight of the Code of Conduct and the Company's ethics program, and reports to the nominating & governance committee on quarterly activity. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the nominating & governance committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. The Ethics for the Chief Executive Officer and Senior Financial Officers is available for review on the Company’s website at www.scripps.com (click on "Investors" and then on “Corporate Governance”) and to any shareholder who requests a printed copy from the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, the Company provides an online learning module annually to ensure that employees understand the concepts included in the Code of Conduct and the importance that the Company places on ethical behavior and compliance with the law. The Company also has established several ways for employees to raise concerns. To submit a report, employees are encouraged to contact a manager or the chief ethics officer. Employees also can submit a concern anonymously, either through a company-monitored toll-free number or through a third-party vendor, EthicsPoint. EthicsPoint operates its own toll-free number (888-397-4911), which is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com). Employees are encouraged to provide details related to their workplace concern, including the identities of those involved and the person(s) raising the concern. All concerns involving the Code of Conduct are investigated, including concerns involving accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest; discrimination or harassment; diverting of product or business activity; embezzlement; employee relations; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; leadership or management issues; securities law violations; sexual harassment; substance abuse; theft or unsafe working conditions.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board may do so by addressing letters to the secretary of the Company at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

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The Board has instructed the secretary to review all communications so received (via e-mail or regular mail), and to exercise the secretary's discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year, and any director may request the secretary to forward any and all such communications to the directors.

Communications with Shareholders

During 2025, Scripps management held frequent meetings and conversations with public equity investors and leveraged financiers. We attended large Tech, Media & Telecom conferences hosted by large banks including Morgan Stanley, Wells Fargo, J.P. Morgan, Bank of America, Deutsche Bank and a number of smaller financial institutions. Five sell-side investment analysts cover the Company, publishing quarterly reports, hosting meetings and inviting management to their conferences. The Company is committed to regular and transparent investor communications and makes an effort to meet regularly with all of its top institutional investors as well as other media holders and credit analysts.

Director Attendance at Annual Meeting of Shareholders

All Board members attended the Company’s 2025 Annual Meeting of Shareholders, although the Company does not have a policy that requires attendance.

Director Onboarding and Education

Over half of our Board members have joined the Board in the last eight years. We have consistently updated our orientation policy in order to help new directors transition into their roles on the Board. Following their election or appointment, each new director meets with senior executives responsible for the Company's major business functions so that new directors may better understand the issues involved in all aspects of our business, as well as our governance practices and policies. Additional committee orientation for each new director is received regarding their specific assigned committee. This training allows the new director to learn more about the committee's responsibilities, policies and the matters that regularly come before the committee. The director orientation policy is reviewed by the nominating & governance committee annually.

Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations, as well as industry conferences. The Company pays for the continuing education of its directors. During 2025, Board members attended numerous continuing education programs, including those sponsored by Deloitte, the National Association of Corporate Directors, Corporate Board Conference, and the National Association of Broadcasters.

Director Independence

The Board has determined that, with the exception of Adam P. Symson, current President and Chief Executive Officer, all of the directors and nominees for director are independent under the standards established by the Nasdaq. All of the members of the nominating & governance committee, audit committee and compensation & talent management committee are independent under such standards.

Director Independence — Audit Committee

The Board has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated the listing standards of the Nasdaq. The Board determined that each member of the committee meets the experience and expertise requirements of the Nasdaq and that Ms. Williams is an audit committee financial expert as defined in the Securities and Exchange Commission rules.

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Director Service on Other Audit Committees

None of the Company’s directors currently serves on the audit committees of more than three public companies.

Director Independence — Controlled Company Status

Nasdaq requires listed companies to have a majority of independent directors on their boards and to ensure that their audit committee, compensation & talent management committee and nominating & governance committee are composed entirely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these independence rules so long as it discloses to shareholders that the Company qualifies as a “controlled company” and that it is relying on this exemption in not having a majority of independent directors on the board of directors or not having audit, compensation & talent management and nominating & governance committees comprised entirely of independent directors. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Signatories to the Scripps Family Agreement hold a majority of the Company’s outstanding Common Voting Shares. As such, the Company qualifies as a “controlled company” and may rely on the Nasdaq exemption. The Company is not relying at present on that exemption.

Director Nominations

The nominating & governance committee will consider any candidate recommended by a shareholder of the Company, applying the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Corporate Secretary, The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 or at secretary@scripps.com. In the past, the committee has periodically hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Director Qualifications

When selecting director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the Board the requisite skills and characteristics of Board candidates as well as the composition of the Board as a whole. A person considered for nomination to the Board must be a person of high integrity. Other factors considered are independence, age, broad discernment, skills, industry knowledge and experience in the context of the needs of the Board. The nominating & governance committee makes recommendations to the Board regarding the selection of director nominees.

For each of the nominees for election as a director at the Annual Meeting of Shareholders, the Board considered each of the factors highlighted in the preceding paragraph, and the nominees’ biographical information and work experience and determined that, if elected, the nominees would enable the Board as a whole to perform its duties in an efficient and effective manner. Among other things, all of the nominees bring integrity and good business judgment to Board discussions. More specifically, Mr. Alexander, Mr. Conlin, Mr. Jablin, Mr. Mehta, Ms. Radford, Mr. Symson, and Ms. Williams bring a working knowledge of the industry or have direct television or digital experience; Mr. Hayden is a retired public company chief executive officer; and Mr. Barmonde (Scripps family member), Mr. Granado (Scripps family member) and Ms. Holcomb (Scripps family member), and Ms. Ward, as a long-time employee and leader of Miramar Services, the financial services firm dedicated to managing portfolios of the Scripps family members, brings to the Board institutional knowledge and a thorough understanding of the Company's history and vision.

At their November 2025 meetings, the nominating & governance committee recommended, and the Board approved, an amendment to the Company's corporate governance principles regarding the Company's general retirement age for directors. The Company maintains a general retirement age for directors who are not signatories to the Scripps Family Agreement of age 75 as of the nomination date except as may be waived under extenuation circumstances with approval of the full Board.

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Board and Committee Self-Assessments

Each year, the Board and the Board’s audit, nominating & governance and compensation & talent management committees conduct self-assessments to evaluate their effectiveness and to identify opportunities for improvement. This self-assessment may be conducted in the form of written or oral questionnaires administered by Board members, management or third parties. Directors respond to questions designed to elicit information to be used in improving Board and committee effectiveness. The self-assessment is designed to gather suggestions to improve Board effectiveness and solicit additional feedback on Board operations, composition, and priority agenda topics. This process also allows the Board to identify opportunities for Board succession and skills. The Chair also takes the opportunity to meet with each director separately to discuss the performance of the Board and to obtain advice on areas of improvement for the Board and committees.

Management and the Board then incorporate the feedback received in both the written assessments and the discussions throughout the year.

The Board periodically uses a third-party firm to conduct the evaluation process in order to bring in an outside perspective and may do so again in the future.

Risk Oversight — the Board’s Role

Risk oversight is a key responsibility of the Board, the fulfillment of which is of primary importance to the Company. Through its periodic review of the Company’s business strategies, the Board assesses management’s perception of and tolerance for risk and advises on the appropriate level of risk for the Company. The audit committee of the Board reviews and discusses the Company’s risk assessment and risk management policies with management on a quarterly basis. The Company’s governance, enterprise risk management and compliance (“GRC”) committee reports quarterly to the audit committee, and the committee’s written risk management report is included in the Board’s quarterly meeting materials. The GRC committee is chaired by the Company’s Chief Legal Officer, who reports directly to the audit committee on compliance matters, and its members are division leaders and heads of key functional areas such as finance, human resources and information technology.

The Company has implemented compliance risk assessment procedures designed to foster compliance with laws, regulations, company policies and company contracts. These procedures enable the Company to utilize a consistent approach in 1) identifying the most prominent compliance risks facing the Company, 2) developing mitigation strategies to address such risks and 3) facilitating reporting to relevant stakeholders.

Scripps is committed to having a strong cybersecurity program and employs a chief information security officer (CISO) to oversee the cybersecurity leadership team. The CISO leads the Company's Cybersecurity organization, which oversees the Company's approach to identifying and managing cybersecurity and digital risk. The Company's current CISO has extensive technology and risk management experience in various industries and is qualified as a boardroom certified technology expert (QTE) by the Digital Directors Network. The team manages governance, risk and compliance, security operations, and identity and access management. Scripps routinely identifies and considers potential improvements to its cybersecurity program based on the threat landscape. Improvements may include adjustments to staffing, processes and acquisition of new technology. When such potential improvements are identified, the company weighs the costs and benefits of such improvements (including against other potential improvements) and, if selected, the improvements are added to a roadmap for possible implementation.

Scripps has implemented certain physical, administrative and technical controls to help secure its enterprise environment and products. Cybersecurity controls include, but are not limited to, the following measures:

•
Enforce controls that limit access based on job responsibilities and enforcing authentication measures, including strong password policies and multifactor authentication where appropriate
•
Conduct exercises to ensure the company is prepared to respond to cyber incidents

36

•
Align the cybersecurity program with the National Institute of Standards and Technology cybersecurity framework
•
Scan our systems for vulnerabilities that may potentially impact our enterprise or products, categorize them based on severity and where possible, proactively address them to prevent exploitation by threat actors
•
Employ a trained incident response team and a managed security service provider to identify and mitigate incidents that bypass our cybersecurity controls to minimize impact to operations
•
Engage in industry collaboration and cyber threat intelligence sharing to strengthen defenses, enhance situational awareness, and protect our people, content and technology

To date, no risks from cybersecurity threats, including as a result of any previous cybersecurity incidents, have materially affected our business, our business strategy, our results of operations or financial condition. In the event an attack or other intrusion were to be successful, we have a trained response team of internal and external resources that are prepared to respond.

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Audit Committee Matters

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes:

•
The engagement of the Company’s independent auditors.
•
The determination as to the independence and performance of the independent auditors.
•
The determination as to the performance of the internal auditors.
•
Review of the scope of the independent audit and the internal audit plan.
•
Pre-approval of audit and non-audit services.
•
Review of disclosure controls and procedures.
•
Review of management’s annual report on internal controls over financial reporting.
•
Review of annual and quarterly Securities and Exchange Commission filings.
•
Review of communications required to be reported to the committee by the independent auditors.
•
Review of certain regulatory and accounting matters with internal and independent auditors.
•
Consultation with independent auditors.
•
Preparation of its report for the proxy statement.
•
Committee performance evaluation.
•
Review of policies for employing former employees of the independent auditors.
•
Review of financial “whistleblowing” complaints.
•
Review of legal and regulatory compliance.
•
Review of enterprise risk issues including, but not limited to, financial, cybersecurity, data privacy, information technology, legal and business continuity.
•
Review the Company’s risks related to sustainability issues and financial sustainability-related disclosures.
•
Oversight of the significant financial matters of the Company, including tax policies, planning and compliance and treasury policies.
•
Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2025, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The audit committee also discussed with the Company’s internal auditor, and with Deloitte & Touche LLP, and its subsidiaries and affiliates (“Deloitte”), the Company’s independent registered public accounting firm for the year ended December 31, 2025, the overall scope and plan for their respective audits. The audit committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The audit committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the audit committee subject to certain restrictions. The policy sets out the specific services pre-approved by the audit committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

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Report of the Audit Committee of the Board of Directors

In connection with the financial statements for the fiscal year ended December 31, 2025, the audit committee has:

(1)
reviewed and discussed the audited financial statements with management;
(2)
discussed with Deloitte the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board; and
(3)
received the written disclosures and letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding Deloitte’s communication with the audit committee concerning independence, and has discussed with Deloitte, Deloitte’s independence.

Based upon these reviews and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

The Audit Committee

Kim Williams, Chair
John W. Hayden
Nishat A. Mehta

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Compensation & Talent Management Committee Report

The Compensation & Talent Management Committee of the Company’s Board (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

The following report is provided by the following directors, who constitute the Committee:

The Compensation & Talent Management Committee

Kelly P. Conlin, Chair
Marcellus W. Alexander, Jr.
Charles L. Barmonde
Burton F. Jablin

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the Company's compensation program for our named executive officers. The Company's named executive officers for 2025 were:

Adam P. Symson President and Chief Executive Officer

Jason P. Combs Chief Financial Officer

Brian G. Lawlor President, Scripps Sports

Laura M. Tomlin Chief Transformation Officer

David M. Giles Chief Legal Officer

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Support

Strategic Business Goals

Our compensation program is designed to support and align with our strategic business objectives, reinforcing leadership focus on the initiatives that differentiate the Company in the marketplace and drive measurable results that support long-term success.

Business

Strategy

Retain

Talented Leaders

Our compensation program is designed

to attract and retain the strategic

executive leaders essential to our success

by rewarding sustainable value

creation while providing the agility to

quickly respond to market

changes and drive business

transformation.

Align Executive

and Shareholder Interests

Our compensation program is designed

to align executive and shareholder

interests through compensation

opportunities that promote mutual

wealth creation and long-term

value generation.

Executive Summary

Objectives of our Compensation Program

2025 Compensation Highlights

In response to market conditions and financial performance entering 2024, the Company capped base pay increases at 2% across the organization, including for the named executive officers (with limited exceptions for promotions and new hires), and implemented a one-time 50% reduction in long-term incentive opportunities for most eligible participants, including the named executive officers. These actions supported the Company’s financial discipline and contributed to strong 2024 operating results, including record political advertising revenue and performance above budgeted operating cash flow and revenue targets.

To build on this momentum, in early 2025 the Compensation & Talent Management Committee (the "Committee") recognized that we needed to maintain a consistent and strong leadership team during the next several years and provide them with meaningful incentives to execute our long-term strategy. After consulting with its independent compensation consultant, the Committee took the following actions in February 2025: (i) reinstated traditional base salary merit and market adjustments, (ii) increased 2025 target short-term incentive ("STI") opportunities for our named executive officers, (iii) reinstated the 2025 long-term incentive ("LTI") opportunities to 100% of budget, and (iv) granted an additional one-time performance unit hurdle award to each named executive officer (other than Mr. Symson), in an amount equal to

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$1,000,000, which will vest at the end of a three-year performance period if the Company achieves a pre-established balance sheet improvement metric.

Following the Committee's early 2025 decision to reinstate traditional compensation levels and provide meaningful long-term incentives to maintain a strong leadership team, management executed strategic initiatives that directly aligned with the Company's long-term strategy despite challenging market conditions. The restoration of merit-based adjustments and enhanced incentive opportunities motivated leadership's proactive restructuring and operational efficiency initiatives that successfully reduced employee compensation costs, overall administrative expenses, and programming costs while maintaining modest core advertising revenue growth in a non-election year environment. Management's focus on balance sheet strengthening, driven in part by the new performance unit awards tied to pre-established balance sheet improvement metrics, resulted in successful long-term debt refinancing arrangements that extended maturities and provided strategic flexibility. The enhanced compensation framework also supported management's portfolio optimization efforts, including the monetization of certain assets, demonstrating how the Committee's strategic compensation decisions directly facilitated execution of key business initiatives during a transitional period.

On February 24, 2026, we entered into a new employment agreement with Adam P. Symson, our President and Chief Executive Officer, extending his employment through December 31, 2029. The agreement provides for, among other things, (i) an annual base salary of at least $1,400,000; (ii) a target annual incentive of at least 175% of base salary; and (iii) a target long-term incentive of at least $4,700,000 for fiscal year 2026.

The agreement also includes a one-time signing grant of a performance-based cash award valued at $10,000,000 (the “Cash Award”). The Cash Award vests based on the Company’s achievement of EBITDA growth targets during January 1, 2026 through December 31, 2029. The vesting thresholds are as follows: (i) threshold goal of $125 million in EBITDA growth, corresponding to a 60% payout; (ii) target goal of $150 million, corresponding to a 100% payout; and (iii) maximum goal of $181.25 million or more, corresponding to a 150% payout. No payout occurs if the threshold is not achieved. Additionally, payout is capped at 100% if the Company’s stock price fails to reach a rolling 30-consecutive-trading-day average of at least $10.00 per Class A common share at any point during the performance period, even if EBITDA growth exceeds $150 million. Mr. Symson must remain employed through December 31, 2029 to receive payment, subject to exceptions for termination without cause, resignation for good reason, death or disability, or a change in control or going private transaction.

The new agreement recognizes Mr. Symson’s leadership, which has been instrumental to our ability to respond to changing market conditions and opportunities.

Mr. Symson has served as President and Chief Executive Officer since August 2017, building enterprise value through strategic acquisitions, divestitures, and organic growth. On February 11, 2026, the Company announced a transformation plan under his leadership to grow annualized enterprise EBITDA by $125-$150 million by 2028 through growth initiatives, technology (including AI and automation), and operating efficiencies. This proactive plan positions the Company to compete in the evolving media industry. Mr. Symson’s leadership will be critical to successfully executing the EBITDA improvement plan and related transformation initiatives.

The following chart summarizes the 2025 total direct compensation levels for our named executive officers (excluding the one-time performance unit hurdle award). As evidenced by the chart, a significant portion of our target total direct compensation consisted of variable pay opportunities.

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Shareholder Engagement and Enhancements to Compensation Program

As in previous years, our holders of Common Voting Shares continued to show support for our executive compensation program by approving the compensation of our named executive officers at our 2025 Annual Meeting of Shareholders. The Committee views the support of our holders of Common Voting Shares as an endorsement of our compensation program and our emphasis on variable pay.

We also greatly value the input received from the holders of Class A Common Shares and engage with them on a variety of matters.

Our Compensation Policies and Practices

The Committee continues to maintain compensation policies and practices that are intended to promote the objectives described above and align our compensation with industry practices, as described below.

Policy or Practice	Description
Insider Trading Policy, Hedging or Pledging Transactions

We have an Insider Trading Policy that governs the purchase, sale and other disposition of the Company’s securities by our directors, officers, key employees, and other covered persons. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. It is also the Company’s policy to comply with all applicable securities laws when transacting in our own securities. Among other restrictions, our Insider Trading Policy prohibits directors, officers, key employees and other covered persons from trading in our securities while in possession of material, non-public information and prohibits them from engaging in any hedging or pledging transactions with our Class A Common Shares. The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to the full text of our Insider Trading Policy, a copy of which can be found as an exhibit to our 2025 Form 10-K.

Recoupment Policy

We maintain a recoupment policy, under which we require the reimbursement of any cash or equity-based incentive compensation received by a current or former executive officer if the payment was predicated upon financial results that were subsequently the subject of a restatement. Also, our equity awards provide for forfeiture of amounts received in the event a participant engages in certain "detrimental activity."

Excise Tax Gross-Ups

The Company does not provide tax gross-ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on severance or other payments received in connection with a change in control.

Stock Ownership Guidelines	Our stock ownership policy encourages our named executive officers to hold a minimum level of our Class A Common Shares so that each executive has personal wealth tied to the

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long-term success of the Company and, therefore, has interests that are aligned with those of our shareholders.
Evaluation of Compensation Risks

We annually review our compensation program to confirm that our policies and practices are not creating excessive or inappropriate risks. We believe that our compensation program provides an appropriate balance between current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. Further, we provide STI opportunities that are based on balanced performance metrics to promote disciplined progress toward advancing our business objectives. All payouts for named executive officers are capped at a pre-established percentage of base salary.

Review of Share Utilization	We annually review overhang levels (the dilutive impact of equity awards on our shareholders) and run rates (the aggregate shares awarded as a percentage of total outstanding shares).
Use of Independent Consultant

The Committee retains an independent consultant to provide advice in the development of our executive compensation strategy and program. The Committee, with the assistance of the independent consultant, regularly evaluates the compensation practices of our peer companies to confirm that our compensation programs are consistent with market peers.

Core Compensation Elements

The following is a summary of each element of the core compensation program for our named executive officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent. Annually, the Committee reviews market compensation data of our peer group to assess competitiveness of the base salaries of our named executive officers. In 2025, our named executive officers received merit adjustments, and in some cases, additional market adjustments. Mr. Symson, Mr. Giles and Mr. Lawlor received merit adjustments ranging from 3.8% to 5%. Mr. Combs received a combined merit and market adjustments of 16.2% to bring his base salary level closer to the market median, as he continues to gain experience in his role. Ms. Tomlin received a 10.3% combined merit and market adjustments to reflect her new role and additional responsibilities as Chief Transformation Officer.

Short-Term Incentive

The Company maintains a short-term incentive program, under which our named executive officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved.

During the annual performance review process in February 2025, the Committee increased Mr. Symson’s target STI opportunity from 110% to 150% of his base salary and increased the target STI opportunity for the other named executive officers from 60% to 70% of base salary. These adjustments were intended to align short-term incentive opportunities of our named executive officers with the median levels in the compensation peer group and address internal pay equity considerations.

Name	Target Opportunity (as % of Base Salary)

Mr. Symson	150%
Mr. Combs	70%
Mr. Lawlor	70%
Ms. Tomlin	70%
Mr. Giles	70%

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In February 2025, the Committee established an STI program for the year for the named executive officers. This program was based on the operating cash flow and revenue goals set forth in our business plan.

Operating Cash Flow. We believe that a Company operating cash flow goal is an appropriate focus for our incentive compensation program because it is vital to the success of our businesses and critical to improving the Company's financial condition, which provides us with the flexibility to pursue growth opportunities in the future.

Revenue. We believe that revenue is an appropriate focus for our incentive compensation program because it aligns our named executive officers with our revenue growth objectives and drives improvements in the Company's financial condition while maximizing the value of our distribution assets.

The 2025 STI program payouts for the performance period are calculated as follows:

Our operating cash flow and revenue targets depend in part on anticipated advertising levels for the year. Advertising revenues increase significantly during even-numbered years when local, state and federal elections occur. In addition, every four years, such as was the case in 2024, political spending typically is elevated due to the presidential election. Because of these political election cycles, we usually see a significant difference in our operating results when comparing performance in even-numbered years, such as 2024, to odd-numbered years, such as 2025.

Consistent with past practice, our operating cash flow and revenue targets for 2025 (an odd-numbered year) were set below results for 2024 (an even-numbered year with a national presidential election) to reflect the nature of spending on political advertising.

The following tables set forth the operating cash flow and revenue targets for 2025 and the related achievement levels:

Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Company Operating Cash Flow	$259.4	$324.2	$389.0	$309.3	88%
Company Revenue	$1,973.4	$2,192.7	$2,412.0	$2,150.6	90%

The following chart sets forth the definitions for each of the performance goals:

Performance Goal	Description
Company Operating Cash Flow

Consolidated operating income, as reported in the Company’s Annual Report on Form 10-K for the period ending December 31, 2025 (“Annual Report”) as adjusted to include similar amounts related to any discontinued operations, excluding depreciation, amortization of intangible assets, asset impairment charges, unanticipated and/or unplanned restructuring charges, and expenses incurred in association with a business acquisition, less additions to property, plant and

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equipment from continuing and discontinued operations, and excluding any amounts recorded for annual and long-term incentives earned under each plan.
Company Revenue	Consolidated operating revenue, as reported in the Annual Report for the performance period, adjusted to include revenue from discontinued operations.
Automatic Adjustments

If the Company acquires any businesses during the performance period, then the threshold, target and maximum performance levels for each of the performance goals, as applicable, shall be increased by the acquired business’ budgeted contribution for the periods subsequent to the acquisition. If the Company divests any businesses during the performance period, then the threshold, target and maximum performance levels for each of the performance goals, as applicable, shall be decreased by the divested business’ budgeted contribution for the periods subsequent to the divestiture.

Based on the performance results as outlined in the tables immediately above, the blended payout level for each named executive officer under the 2025 STI program was as follows:

Name	2025 STI Payout Percentage

Mr. Symson	88.50%
Mr. Combs	88.50%
Mr. Lawlor	88.50%
Ms. Tomlin	88.50%
Mr. Giles	88.50%

For more information on the 2025 STI opportunities for our named executive officers, please refer to the “2025 Grants of Plan-Based Awards” section of this Proxy Statement. The amount of the STI earned for 2025 is set forth in the Non-Equity Incentive Plan Compensation column of the “2025 Summary Compensation Table” of this Proxy Statement.

Long-Term Incentive

The Committee believes that a competitive LTI program is an important component of total compensation because it: (i) enhances the retentive value of our compensation; (ii) motivates and rewards executives for increasing our stock price and creating long-term value; and (iii) provides executives with an opportunity for stock ownership to align their wealth accumulation interests with those of our shareholders.

Long-Term Incentive Opportunities

In 2025, the Committee granted LTI opportunities for our named executive officers, which reflect the current leadership structure of the company and the applicable market data for each of their roles. The 2025 LTI opportunities were as follows:

Name	2025 LTI Opportunity

Mr. Symson	$4,700,000
Mr. Combs	$1,000,000
Mr. Lawlor	$880,000
Ms. Tomlin	$700,000
Mr. Giles	$400,000

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Under the 2025 long-term incentive program, the LTI target opportunity was allocated between performance-based and time-based RSUs as follows, with the CEO being allocated a higher percentage of performance-based RSUs given his direct responsibility for the overall performance of the Company.

	Allocation
Award Type	CEO	Others	Brief Summary
Performance-Based RSUs	60%	50%

•  Earned based on achieving two equally weighted performance goals under our STI program: Company operating cash flow and revenue

•  Any units earned based on performance results vest in four equal annual installments from the date of grant

Time-Based RSUs	40%	50%	• Vest in four equal annual installments from the date of grant

The long-term incentive grants, if earned, are payable in shares and are intended to foster employee stock ownership, align the interests of management with those of our shareholders, and enhance our retention program. Moreover, the time-based vesting conditions, combined with the Company’s stock ownership requirements, are intended to provide a direct incentive for our management to build sustained, long-term shareholder value.

The performance and payout scale for performance-based RSUs is the same as the scale used under the 2025 STI program for Company operating cash flow and revenue; however, unlike the 2025 STI program, the two goals are weighted equally. We believe that, since operating cash flow and revenue are vital to the success of our businesses moving forward, both metrics should be equally weighted in our named executive officers’ long-term incentive compensation program. The metrics are subject to review, and we adjust the goals for major investments during the year so that our long-term growth is not jeopardized. Our Company results are reflected in the table below, resulting in a weighted average payout of 89%. Any units earned based on performance results vest in four equal annual installments from the date of grant, subject to continued employment. We believe that any risk inherent in focusing on Company operating cash flow and revenue under the 2025 STI program and long-term incentive plan is mitigated by the long-term vesting schedule of our equity awards, our stock ownership guidelines and our recoupment policy.

Performance Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level

Company Operating Cash Flow	$259.4	$324.2	$389.0	$309.3	88%
Company Revenue	$1,973.4	$2,192.7	$2,412.0	$2,150.6	90%

2025 Performance Hurdle Grants

In February 2025, each named executive officer (other than Mr. Symson) also received a one-time performance unit hurdle award with a grant value of $1,000,000. Under the hurdle award, each eligible named executive officer has the opportunity to receive a payment, in shares, only if the Company achieves a balance sheet improvement metric as of December 31, 2027, and subject to the executive’s continued employment through March 1, 2028. The Committee determined that the hurdle awards would help the Company retain a consistent and strong leadership team and provide them with meaningful incentives to execute our long-term strategy. Consistent with our standard equity compensation practices, this one-time additional LTI award employs the same grant practices and pricing methodology as our annual grants.

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Equity Grant Practices

The Committee typically approves annual equity awards at its February meeting, the date of which is usually set two years in advance. The annual equity awards for 2025 were effective on March 1, 2025.

In order to mitigate the impact of fluctuations in our stock price, award values are converted into a number of shares by dividing the applicable dollar value of the long-term incentive opportunity by the average of the closing per-share prices of our Class A Common Shares for the 30 trading days immediately preceding and including the effective date of the equity award. The Committee does not grant equity compensation awards in anticipation of the release of material, nonpublic information. Similarly, the Company does not time the release of material, nonpublic information to coincide with equity award grant dates.

Additional Information

For more information on the equity awards granted to our named executive officers in 2025, please refer to the “2025 Grants of Plan-Based Awards” table in this Proxy Statement. For information about the total number of equity awards outstanding as of the end of 2025 with respect to each named executive officer, please refer to the “2025 Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement.

Additional Compensation Policies and Practices

In addition to the core compensation program described above, we utilize several other compensation policies and practices that further our strategic objectives, promote sound governance practices, and deliver pay-for-performance.

Compensation Recoupment Policy

We maintain a recoupment policy, under which we are required to recover incentive-based compensation paid to a current or former executive officer with respect to the three years preceding a year in which we prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The compensation recoverable is the amount in excess of the amount that would have been payable to the executive officer under the restated financial statements. The recoupment must be applied regardless of whether the executive officer was responsible for the error that led to the accounting restatement. The policy became effective as of October 2, 2023. The mandatory recoupment policy is intended to comply with the applicable Nasdaq listing standards that were revised in response to the mandates under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Moreover, our equity awards and long-term incentive plan provide that if the Committee determines a participant has engaged in any "detrimental activity," either during service with the Company or a subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee's determination, the participant shall:

i.
forfeit all equity awards granted under the plan to the extent then held by the participant;
ii.
return to the Company or the subsidiary all shares received under awards within the prior 2 years that the participant still holds; and
iii.
with respect to any shares acquired under awards within the last 2 years that had been disposed of, pay to the Company, in cash, the fair market value of the shares on the date acquired.

Detrimental activity generally means violations of any non-compete, non-solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant. Detrimental activity also includes: (i) participant's commission of any act of fraud, misappropriation or

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embezzlement against or in connection with the Company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of a participant for any crime involving dishonesty or for any felony.

These policies are designed to enable the board of directors to recover incentive compensation received by employees under specified circumstances that are inconsistent with the maintenance of a culture that emphasizes integrity and accountability and that reinforces our pay for performance philosophy.

Stock Ownership Guidelines

The Committee maintains stock ownership guidelines for our executive officers, including our named executive officers. The ownership guidelines were implemented to encourage named executive officers to maintain a meaningful equity interest in the Company and a shared commitment to value creation. We believe the equity ownership interests that result from our stock ownership guidelines will enhance the motivation of our executives.

Under the current guidelines, the CEO is expected to own a number of Class A Common Shares with a value equal to at least 3x his annual base salary and each of the other named executive officers is expected to own a number of Class A Common Shares with a value equal to at least 2x his or her annual base salary. On October 15th of each year, we calculate the value of the Class A Common Shares held by each of our named executive officers, based on our average closing stock price over the past 12 months and compare the value of those shares to the applicable guideline. We then report the ownership levels to the Committee. For this purpose, the shares may be owned directly, in trust, or through any unvested time-based or earned performance-based restricted share units. Newly hired or promoted executive officers have five years from their date of hire or promotion to satisfy their ownership requirements.

As of October 15, 2025, and based on the 12-month average closing price per share of Class A Common Stock through that date: (i) the CEO satisfied his guideline, (ii) neither Mr. Lawlor nor Ms. Tomlin satisfied his or her guideline, and (iii) neither Mr. Combs nor Mr. Giles satisfied his guideline; although each of them was within the 5-year grace period to achieve the applicable guideline. Importantly, none of these named executive officers sold any shares between the last two measuring dates of October 15, 2024 and October 15, 2025, and each of them retained all shares received upon vesting of equity awards during that period (other than in connection with tax withholding on vesting of equity awards). As a result, the Committee believes that the named executive officers, as a group, have satisfied the intent of the ownership guidelines. The Committee will continue to monitor each executive officer’s stock holdings relative to the ownership guidelines in light of our stock price and evolving market conditions.

Post-Employment Benefits

The Committee believes it is important to provide the executive officers, including named executive officers, with benefits that are in addition to those generally provided to its employees. As a result:

•
Named executive officers may defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions, in each case in excess of what they are able to defer under our 401(k) plan due to Internal Revenue Service ("IRS") limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “2025 Nonqualified Deferred Compensation” table of this Proxy Statement.
•
We supplement the pension plan for executives who began employment prior to July 1, 2008, and whose pay exceeded the Internal Revenue Service limitations, through the Scripps Supplemental Executive Retirement Plan (“SERP”). The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP, effective June 30, 2009, and froze all compensation accruals after 2014. For more information on the pension plan and the SERP, please refer to the “2025 Pension Benefits” table of this Proxy Statement.

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•
Under the Transition Credit Plan, “excess” age and service credits were made on behalf of named executive officers whose pension benefit was frozen. The Transition Credit Plan was effective from 2011 through 2015. For more information about the Transition Credit Plan, please refer to the “2025 NonQualified Deferred Compensation” table of this Proxy Statement.

Health, Welfare and Other Personal Benefits

The named executive officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees. The Company may also provide its officers, including its named executive officers, with limited additional perquisites and other personal benefits. For example, named executive officers are provided a financial planning benefit. Additionally, the named executive officers are eligible for an annual executive physical. Typically, the majority of the cost associated with this benefit is covered under the established health care plans; however, if certain tests or procedures are not covered, the Company will pay the difference.

We maintain a Corporate Aviation Policy that permits the named executive officers to use private aircraft for business and limited personal travel. This policy is designed to safeguard the health and safety of our senior executives, and we believe it significantly reduces the potential for business interruption. For personal travel, the CEO is permitted three personal trips per calendar year. All other named executive officers are permitted two personal trips per year. All travel by named executive officers, other than the CEO, must be approved in advance by the CEO. Any personal travel costs are considered taxable income to the named executive officer. During 2025, none of our named executive officers used a private aircraft for personal travel. Private aircraft activity is reported to the Compensation & Talent Management Committee of the Board on a quarterly basis.

For more information about the perquisites provided in 2025 to each named executive officer, please refer to the “All Other Compensation” column of the “2025 Summary Compensation Table” of this proxy statement.

Employment Agreements, Executive Severance and Change in Control Plan

The Committee believes severance protections convey the Company’s commitment to each named executive officer while offering flexibility for any potential changes in compensation or duties. Accordingly, the Company provides severance protections for named executive officers under an employment agreement (for Mr. Symson only) and the Executive Severance and Change in Control Plan for the other named executive officers.

Employment Agreement

During 2025, Mr. Symson had an employment agreement with the Company through December 31, 2027. The agreement provided for severance benefits in the event of an involuntary termination of employment without “cause” or a termination for “good reason,” death or disability. The agreement provided additional severance benefits in the event his employment terminates within 2 years after a change in control. Mr. Symson’s severance benefits are more fully described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

Executive Severance and Change in Control Plan

The Executive Severance and Change in Control Plan provides severance protection in the form of a cash payment for certain employees, including the named executive officers other than Mr. Symson, following a termination event. The Company does not provide tax gross-ups for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on payments received in connection with a change in control.

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All equity awards held by our named executive officers would immediately vest upon a change in control. Unlike the cash severance described above, the accelerated vesting is not contingent upon a qualifying termination of employment within a certain period following a change in control. This “single trigger” is appropriate because the Company’s equity may change in the event of a change in control and the Committee believes our named executive officers should have the same opportunity to realize value in a change in control transaction as public shareholders.

The potential severance benefits under the Severance and Change in Control Plan are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Compensation Consultant and Peer Group

Independent Compensation Consultant

The Committee directly retains an independent compensation consultant for purposes of developing and reviewing our executive compensation strategy and programs. The Committee reviews the performance of its compensation consultant on an annual basis. Consistent with standard executive compensation governance practices, the Committee generally conducts a request for proposal in the marketplace approximately every five years. Since 2021, the Committee has retained Korn Ferry as its consultant.

Korn Ferry reported directly to the Committee and served at the sole discretion of the Committee. It did not perform any other services for the Company. On a prospective basis, the Committee assessed the independence of Korn Ferry pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest existed that would prevent Korn Ferry from independently advising the Committee.

The independent compensation consultant attends each Committee meeting and provides advice to the Committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors, the terms and performance goals applicable to incentive plan awards and analysis with respect to specific projects and information regarding trends and competitive practices.

Compensation Peer Group

When determining our compensation peer group, we use criteria to find meaningful peer companies with characteristics such as companies that consist of broadcast and other media companies headquartered in the United States that trade on a major U.S. stock exchange with revenues between 0.5x to 2.0x of our revenue in the media and entertainment industry who have similar business models as us. We strive for a robust and defensible peer group, which means some companies may not be entirely within the desired criteria. We review our compensation peer group annually based on the Company’s current strategic direction, size and market for competitive talent.

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The 2025 peer group, used in conjunction with 2025 compensation decisions, consisted of the following companies:

Revenue Comparison*

(in millions)

*Revenue values are based on 2023 revenues (most current annual revenue data available when 2025 compensation decisions were made)

Tax Implications

Section 162(m) of the Internal Revenue Code provides that we cannot take a federal income tax deduction for compensation paid to certain executive officers to the extent the compensation exceeds $1 million in any tax year. We therefore expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible. However, the Committee has not adopted a policy that would require all compensation to be deductible because the Committee wants to preserve the flexibility to design compensation programs that effectively attract, retain and reward executives, even if the compensation paid to certain executives is not fully deductible for tax purposes.

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2025 Summary Compensation Table

The following Summary Compensation Table provides information regarding the compensation earned in 2025, 2024 and 2023 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Adam P. Symson	2025	1,350,000	—	3,945,077	1,792,125	24,677	127,740	7,239,619
President & Chief	2024	1,300,500	—	1,203,659	1,734,542	—	111,950	4,350,651
Executive Officer	2023	1,275,000	—	2,487,690	1,360,425	26,226	165,443	5,314,784
Jason P. Combs	2025	800,000	—	1,678,757	495,600	—	55,058	3,029,415
Chief Financial Officer	2024	688,500	—	286,584	500,884	—	43,115	1,519,083
	2023	675,000	—	1,036,533	392,850	—	40,893	2,145,276
Brian G. Lawlor	2025	840,000	—	1,578,032	520,380	113,077	26,473	3,077,962
President, Scripps Sports	2024	805,800	—	246,464	586,220	—	43,779	1,682,263
	2023	790,000	250,000	509,377	459,780	109,223	53,042	2,171,422
Laura M. Tomlin	2025	675,000	—	1,426,945	418,163	—	36,723	2,556,831
Chief Transformation Officer	2024	612,000	—	186,282	445,230	—	44,642	1,288,154
	2023	600,000	—	829,238	349,200	—	41,764	1,820,202
David Giles	2025	525,000	—	1,175,129	325,238	—	41,607	2,066,974
Chief Legal Officer

(1)
For 2023, represents a discretionary bonus paid to Mr. Lawlor in early 2024 to recognize his significant contributions to the successful launch of Scripps Sports, which is a critical part of our strategic plan.

(2)
Represents the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of time-based restricted share units and performance-based restricted share units (based on the probable outcome of the performance condition as of the date of grant) in the applicable year, disregarding the impact of estimated forfeitures. See footnote 16 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Annual Report”), for an explanation of the assumptions made in the valuation of the awards. The aggregate grant date fair value of the performance-based restricted share units granted in 2025, assuming the highest level of performance would be achieved, is as follows: Mr. Symson, $3,550,570; Mr. Combs, $629,535; Mr. Lawlor, $553,991; Ms. Tomlin, $440,676; and Mr. Giles, $251,813. The Company met the performance metrics necessary for an 89% payout of the performance-based restricted share units granted in 2025. The Company met the performance metrics necessary for a 117% payout of the performance-based restricted share units granted in 2024. The Company met the performance metrics necessary for a 94% payout of the performance-based restricted share units granted in 2023.
(3)
Represents the short-term incentive earned in the applicable year.
(4)
Represents the change in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (SERP) for the applicable year. In 2025, the values in these plans increased for Mr. Symson, $24,677; and Mr. Lawlor, $113,077 due to a decrease in discount rates and change in the mortality tables. Our named executive officers did not accrue any preferential or above-market earnings on nonqualified deferred compensation. The Company froze service accruals in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. Mr. Combs and Ms. Tomlin are not eligible for the pension plan or SERP.
(5)
Represents the perquisites and other benefits earned in the applicable year. The benefits for 2025 are outlined in the table below. For more information about these benefits, please refer to the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.

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Name	Financial Planning ($)(i)	Charitable Contributions ($)(ii)	Executive Physical ($)(iii)	Matching Contribution ($)(iv)	Total ($)

Mr. Symson	15,000	2,000	2,781	107,959	127,740
Mr. Combs	3,400	2,000	4,127	45,531	55,058
Mr. Lawlor	11,000	—	3,223	12,250	26,473
Ms. Tomlin	8,890	—	—	27,833	36,723
Mr. Giles	11,000	—	2,340	28,267	41,607

(i)
Represents all amounts paid by the Company for financial planning services.
(ii)
Scripps Howard Foundation matches on a dollar-for-dollar basis up to $2,000 annually for charitable contributions made by the executives. This program is available to all employees.
(iii)
Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.
(iv)
Represents the amount of all matching contributions made under the Company’s 401(k) plan and Executive Deferred Compensation Plan.

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2025 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer regarding short-term incentive and restricted share unit awards granted during 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)

	Short-Term Incentive		1,012,500	2,025,000	3,037,500
	3/1/2025	2/20/2025				730,570	1,461,140	2,191,710		2,367,047
Mr. Symson	3/1/2025	2/20/2025							974,093	1,578,031
	Short-Term Incentive		280,000	560,000	840,000
	3/1/2025	2/19/2025				129,534	259,068	388,602		419,690
	3/1/2025	2/19/2025				—	518,135	518,135		839,379
Mr. Combs	3/1/2025	2/19/2025							259,067	419,689
	Short-Term Incentive		294,000	588,000	882,000
	3/1/2025	2/19/2025				113,990	227,980	341,970		369,328
	3/1/2025	2/19/2025				—	518,135	518,135		839,379
Mr. Lawlor	3/1/2025	2/19/2025							227,979	369,326
	Short-Term Incentive		236,250	472,500	708,750
	3/1/2025	2/19/2025				90,674	181,348	272,022		293,784
	3/1/2025	2/19/2025				—	518,135	518,135		839,379
Ms. Tomlin	3/1/2025	2/19/2025							181,347	293,782
	Short-Term Incentive		183,750	367,500	551,250
	3/1/2025	2/19/2025				51,813	103,627	155,440		167,876
	3/1/2025	2/19/2025				—	518,135	518,135		839,379
Mr. Giles	3/1/2025	2/19/2025							103,626	167,874

(1)
Represents the short-term incentive opportunities granted in 2025. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were established. The "Target" column reflects the payout when the performance goal was established; the threshold payout level is 50% of target and the maximum payout level is 150%. The actual 2025 incentive award is set forth in the “Non-Equity Incentive Plan Compensation” column of the “2025 Summary Compensation Table” of this proxy statement.
(2)
The first row represents the performance-based restricted share units granted in 2025 under the Long-Term Incentive Plan. The "Target" column reflects the payout when the performance goal was established; for the annual awards, the threshold payout level is 50% of target and the maximum payout level is 150%. Any units earned would be subject to a four-year vesting schedule. In 2025, the performance metric resulted in a payout of 89% of the target performance shares subject to a four year vesting schedule, with the first installment vesting on March 1, 2026. The second row reflects the performance hurdle unit awards granted to named executive officers other than Mr. Symson. For this award, the threshold payout level is target and the maximum payout level is 100%. Any units earned will vest on March 1, 2028, assuming continued employment.
(3)
Represents the time-based restricted share units granted in 2025 under the Long-Term Incentive Plan. The time-based restricted share units vest in four equal, annual installments for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s termination without cause, death, disability, or retirement, or in the event of a change in control. The executives are entitled to dividend equivalents if and when dividends are paid on Class A Common Shares.
(4)
Represents the grant date fair value (market price), as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table.

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2025 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information for each named executive officer with respect to each award of time-based and performance-based restricted share units that had not vested and remained outstanding as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Mr. Symson	2,898,376	11,564,520	420,106	1,676,223
Mr. Combs	617,624	2,464,320	518,135	2,067,359
Mr. Lawlor	506,642	2,021,502	518,135	2,067,359
Ms. Tomlin	436,212	1,740,486	518,135	2,067,359
Mr. Giles	209,102	834,317	518,135	2,067,359

(1)
Represents the number of time-based restricted share units for each named executive officer outstanding as of December 31, 2025. Vesting is accelerated upon a termination without cause, death, disability, retirement or change in control. The vesting dates for outstanding restricted share units are as follows:

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Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date

Mr. Symson	3/1/2022	19,830	19,830 on 3/1/2026
	3/1/2022	17,847	17,847 on 3/1/2026
	8/2/2022	180,045	180,045 on 12/31/2027
	5/1/2023	58,741	29,370 on 3/1/2026; 29,371 on 3/1/2027
	5/1/2023	82,825	41,412 on 3/1/2026; 41,413 on 3/1/2027
	3/1/2024	96,036	32,012 on 3/1/2026; 32,012 on 3/1/2027; 32,012 on 3/1/2028
	3/1/2024	168,545	56,182 on 3/1/2026; 56,181 on 3/1/2027; 56,182 on 3/1/2028
	3/1/2025	974,093	243,523 on 3/1/2026; 243,523 on 3/1/2027; 243,523 on 3/1/2028; 243,524 on 3/1/2029
	3/1/2025	1,300,414	325,103 on 3/1/2026; 325,104 on 3/1/2027; 325,103 on 3/1/2028; 325,104 on 3/1/2029
	Total	2,898,376
Mr. Combs	3/1/2022	4,132	4,132 on 3/1/2026
	3/1/2022	2,479	2,479 on 3/1/2026
	5/1/2023	30,594	15,297 on 3/1/2026; 15,297 on 3/1/2027
	5/1/2023	28,759	14,379 on 3/1/2026; 14,380 on 3/1/2027
	3/1/2024	28,582	9,527 on 3/1/2026; 9,527 on 3/1/2027; 9,528 on 3/1/2028
	3/1/2024	33,441	11,147 on 3/1/2026; 11,147 on 3/1/2027; 11,147 on 3/1/2028
	3/1/2025	259,067	64,766 on 3/1/2026; 64,767 on 3/1/2027; 64,767 on 3/1/2028; 64,767 on 3/1/2029
	3/1/2025	230,570	57,642 on 3/1/2026; 57,643 on 3/1/2027; 57,642 on 3/1/2028; 57,643 on 3/1/2029
	Total	617,624
Mr. Lawlor	3/1/2022	4,722	4,722 on 3/1/2026
	3/1/2022	2,833	2,833 on 3/1/2026
	5/1/2023	15,035	7,517 on 3/1/2026; 7,518 on 3/1/2027
	5/1/2023	14,133	7,066 on 3/1/2026; 7,067 on 3/1/2027
	3/1/2024	24,581	8,194 on 3/1/2026; 8,193 on 3/1/2027; 8,194 on 3/1/2028
	3/1/2024	27,157	7,984 on 3/1/2026; 9,586 on 3/1/2027; 9,587 on 3/1/2028
	3/1/2025	215,279	44,294 on 3/1/2026; 56,995 on 3/1/2027; 56,995 on 3/1/2028; 56,995 on 3/1/2029
	3/1/2025	202,902	50,725 on 3/1/2026; 50,726 on 3/1/2027; 50,725 on 3/1/2028; 50,726 on 3/1/2029
	Total	506,642
Ms. Tomlin	3/1/2022	3,541	3,541 on 3/1/2026
	3/1/2022	2,125	2,125 on 3/1/2026
	5/1/2023	24,476	12,238 on 3/1/2026; 12,238 on 3/1/2027
	5/1/2023	23,007	11,503 on 3/1/2026; 11,504 on 3/1/2027
	3/1/2024	18,579	6,193 on 3/1/2026; 6,193 on 3/1/2027; 6,193 on 3/1/2028
	3/1/2024	21,738	7,246 on 3/1/2026; 7,246 on 3/1/2027; 7,246 on 3/1/2028
	3/1/2025	181,347	45,336 on 3/1/2026; 45,337 on 3/1/2027; 45,337 on 3/1/2028; 45,337 on 3/1/2029
	3/1/2025	161,399	40,349 on 3/1/2026; 40,350 on 3/1/2027; 40,350 on 3/1/2028; 40,350 on 3/1/2029
	Total	436,212
Mr. Giles	5/1/2023	2,914	2,914 on 3/1/2026
	5/1/2023	2,739	2,739 on 3/1/2026
	3/1/2024	6,351	3,175 on 3/1/2026; 3,176 on 3/1/2027
	3/1/2024	7,017	3,301 on 3/1/2026; 3,716 on 3/1/2027
	3/1/2025	97,853	20,133 on 3/1/2026; 25,907 on 3/1/2027; 25,906 on 3/1/2028; 25,907 on 3/1/2029
	3/1/2025	92,228	23,057 on 3/1/2026; 23,057 on 3/1/2027; 23,057 on 3/1/2028; 23,057 on 3/1/2029
	Total	209,102

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(2)
The value was calculated using the closing market price of our Class A Common Shares on December 31, 2025 ($3.99 per share).
(3)
Reflects the number of PBRSUs which are unearned or unvested and reported assuming target performance as of December 31, 2025. Mr. Symson's award has a performance period that commenced January 1, 2023, and ends on December 31, 2027. The actual RSUs credited, if any, to Mr. Symson after the end of the performance period vest fully on December 31, 2027. All other named executive officer awards have a performance period that commenced on January 1, 2025 and ends on December 31, 2027. The actual RSUs credited, if any, to all other named executive officers after the end of the performance period vest fully on March 1, 2028.

2025 Stock Vested

The following table sets forth information for each named executive officer with respect to the vesting of restricted share units during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mr. Symson	252,946	409,773
Mr. Combs	65,532	106,162
Mr. Lawlor	62,356	1,199,795
Ms. Tomlin	49,704	80,520
Mr. Giles	20,916	509,180

(1)
Represents the product of the number of shares of stock covered by the restricted share units that vested and the closing price per share of stock on the vesting date.

2025 Pension Benefits

The following table sets forth information regarding the pension benefits for each named executive officer.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Mr. Symson	Scripps Pension Plan	7.33	156,425	—
	SERP	7.33	101,629	—
Mr. Combs	Scripps Pension Plan	—	—	—
	SERP	—	—	—
Mr. Lawlor	Scripps Pension Plan	15.83	508,876	—
	SERP	15.83	873,922	—
Ms. Tomlin	Scripps Pension Plan	—	—	—
	SERP	—	—	—
Mr. Giles	Scripps Pension Plan	5.08	179,161	—
	SERP	5.08	34,265	—

(1)
The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2025. The present value of accumulated benefit was calculated using the same assumptions included in the 2025 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements. The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. Mr. Combs and Ms. Tomlin do not participate in these plans since they were hired after the freeze dates. All the eligible named executive officers are fully vested in their benefits.

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Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees that began employment prior to July 1, 2008 (the majority of our defined benefit plans were frozen June 30, 2009). The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

Benefit Formula: Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s months and years of service. The integration level is the average of the Social Security taxable wage bases for the 35 years prior to the participant’s termination (or disability, if applicable), but not later than 2014. Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the 11 years before termination for which the participant’s compensation was the highest. In 2009, we amended the pension plan to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014. Mr. Combs and Ms. Tomlin do not participate in this plan since they were hired after the freeze dates.

Compensation: Subject to the applicable Internal Revenue Code limit, compensation included salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement: A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement: A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. The Company does not grant extra years of service to any named executive officer under the Pension Plan.

Deferred Vested Benefits: A participant who is not eligible for a normal or early retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to the better of a reduction of 0.5 percent for each month the benefit commences before age 65 or the current 417(e) segmented interest rates based on the October prior to the current calendar year.

Form of Benefit Payment: The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 100 percent of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a straight life annuity, a joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the designated beneficiary receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or five-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or five years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or five-year certain period, as applicable).

All forms of benefit payment are the actuarial equivalent of the monthly life annuity form.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

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Eligibility: An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of Internal Revenue Code limits on compensation and benefits under tax-qualified retirement plans. In 2009, we amended the SERP to freeze participation. Mr. Combs and Ms. Tomlin do not participate in this plan since they were hired after the freeze date.

Benefit Formula: The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9 percent gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board. In 2009, we amended the SERP to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Benefit Entitlement: A vested participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

2025 Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each named executive officer as of December 31, 2025.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

Mr. Symson	636,136	95,709	667,237	—	4,850,816
Mr. Combs	119,106	33,281	50,344	—	393,782
Mr. Lawlor	—	—	737,172	—	4,837,665
Ms. Tomlin	26,714	15,583	51,639	—	351,062
Mr. Giles	27,458	16,017	124,518	—	786,165

(1)
Represents the base salary and short-term incentive deferred by each named executive officer during 2025. The deferrals are included in the amounts reflected in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the "2025 Summary Compensation Table."
(2)
Represents the matching contributions made under the Executive Deferred Compensation Plan. The matching contribution is included in the "All Other Compensation" column of the "2025 Summary Compensation Table."
(3)
The aggregate balance as of December 31, 2025, for each named executive officer includes the following amounts that were previously earned and reported as compensation in the summary compensation table for the years 2006 through 2024:

Name	Base Deferred ($)	Bonus Deferred ($)	Matching Contributions ($)

Mr. Symson	1,075,896	906,522	528,265
Mr. Combs	69,230	41,054	56,011
Mr. Lawlor	521,939	2,524,676	222,867
Ms. Tomlin	41,268	55,888	56,677
Mr. Giles	—	—	—

Description of Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to defer up to 50 percent of their pre-tax base salary and up to 100 percent of their pre-tax short-term incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Our named executive officers are also entitled to a matching credit on base salary deferrals equal to 100 percent on the first 1 percent of base

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salary (in excess of the applicable Internal Revenue Code limit) and short-term incentive deferrals, plus 50 percent on the next 5 percent of those deferrals. Under the Transition Credit Plan, “excess” age and service credits were made on behalf of named executive officers whose pension benefit service was frozen.

Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. Payments from the Transition Credit Plan, which was in effect from 2011 to 2015, are made in cash as a single lump sum six months following termination of employment.

The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2025, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each of these executives in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2025, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as the 2025 annual incentive payouts, equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the “Non-Equity Incentive Plan Compensation” column of the “2025 Summary Compensation Table” for the amount of the 2025 annual incentive payout, the “2025 Stock Vested” table for a summary of each named executive officer’s vested equity awards, the “2025 Pension Benefits” table for a summary of each named executive officer’s vested pension benefit, and the “2025 Nonqualified Deferred Compensation” table for a summary of each named executive officer’s deferred compensation balance.

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Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)(4)	Total ($)(5)

Mr. Symson
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	6,750,000	—	19,399	12,129,795	18,899,194
• CIC	—	—	—	13,240,743	13,240,743
• Involuntary or good reason termination after a CIC	6,750,000	—	4,399	—	6,754,399
• Death	1,350,000	—	4,399	12,129,795	13,484,194
• Disability	1,350,000	—	4,399	12,129,795	13,484,194
Mr. Combs
• Voluntary termination	—	—	—	—	—
• Involuntary termination without cause	1,360,000	—	797	2,464,320	3,825,117
• CIC	—	—	—	2,464,320	2,464,320
• Involuntary or good reason termination after a CIC	2,720,000	—	1,594	—	2,721,594
• Death	800,000	—	—	2,464,320	3,264,320
• Disability	800,000	—	—	2,464,320	3,264,320
Mr. Lawlor
• Voluntary termination(6)	—	78,681	—	2,021,502	2,100,183
• Involuntary termination without cause	1,428,000	78,681	1,680	2,021,502	3,529,863
• CIC	—	167,046	—	4,088,861	4,255,907
• Involuntary or good reason termination after a CIC	2,856,000	78,681	3,360	—	2,938,041
• Death	840,000	—	—	4,088,861	4,928,861
• Disability	840,000	78,681	—	4,088,861	5,007,542
Ms. Tomlin
• Voluntary termination(6)	—	—	—	—	—
• Involuntary termination without cause	1,147,500	—	2,038	1,740,486	2,890,024
• CIC	—	—	—	3,807,845	3,807,845
• Involuntary or good reason termination after a CIC	2,295,000	—	4,076	—	2,299,076
• Death	675,000	—	—	3,807,845	4,482,845
• Disability	675,000	—	—	3,807,845	4,482,845
Mr. Giles
• Voluntary termination(6)	—	651	—	834,317	834,968
• Involuntary termination without cause	892,500	651	1,506	834,317	1,728,974
• CIC	—	651	—	2,901,676	2,902,327
• Involuntary or good reason termination after a CIC	1,785,000	651	3,011	—	1,788,662
• Death	525,000	—	—	2,901,676	3,426,676
• Disability	525,000	651	—	2,901,676	3,427,327

(1)
Amounts listed under “Cash Severance Payment” are payable in a lump sum under the terms of the named executive officer’s employment agreement (Mr. Symson only), or the Executive Severance and Change in Control Plan, as applicable.
(2)
Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2026, a discount rate of 5.47 percent for the qualified plan and 5.35 percent for the nonqualified plan and the IRS’s required funding mortality.
(3)
Amounts listed under “Welfare and Other Benefits” include premiums for continued medical, dental and vision insurance. Mr. Symson’s amount reflected for an involuntary termination without cause also includes financial planning services for one year.
(4)
Represents the product of (i) the number of restricted share units outstanding as of December 31, 2025, multiplied by (ii) $3.99 (i.e., the closing market price on December 31, 2025). For Mr. Symson, also includes his One-Time Award (which is prorated upon a termination without cause or resignation for good reason), with his performance-based award reported assuming target performance. Please refer to "2025 Outstanding Equity Awards at Fiscal Year-End" table for more detail.
(5)
Represents the total payout under each termination category.
(6)
Equity awards vest in full on retirement. Mr. Lawlor and Mr. Giles are retirement eligible.

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Summary of Various Plans and Arrangements

Employment Agreement for Mr. Symson

Under Mr. Symson’s employment agreement, as in effect on December 31, 2025, if the Company terminates Mr. Symson’s employment other than for cause or disability (including as a result of the non-renewal of the employment agreement by the Company), or if he terminates his employment for good reason, in either case prior to a change in control of the Company, he would be eligible to receive: (1) a lump sum cash payment equal to 2 times his annual base salary and target annual incentive, (ii) a pro-rated annual incentive for year of termination based on actual performance results for the entire year, (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plan at the level in effect on the termination date for a 2-year period, payable in monthly installments over that period (or until he becomes covered by another health insurance plan), (iv) reimbursement for up to $15,000 in financial planning expenses for the year of termination, and (v) accelerated vesting of outstanding equity awards, other than the one-time award of restricted share units that were granted in connection with his signing of the employment agreement (the “One-Time Award”), with performance-based awards vesting based on actual performance results for the entire performance period.

Mr. Symson would receive the same benefits if the termination described above occurs during the 2-year period following a change in control, except (x) the pro-rated annual incentive described in (ii) above would be based on “target” rather than actual performance, and (y) in addition, to the benefits described above, he would be entitled to receive a lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that he would have received if his age (but not years of service) at the time of termination were increased by 2 years.

If Mr. Symson provides timely written notice of his intentions not to renew the employment agreement and terminates his employment at the expiration of the term, he will be entitled to receive: (i) a lump sum cash payment equal to one-half of his annual base salary and target annual incentive, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, (iii) an amount equal to the cost for him (and his dependents) to obtain COBRA coverage under the Company’s group health care plans for 2 years, payable in monthly installments over that period (or until he becomes covered under another health insurance plan), (iv) reimbursement for up to $15,000 in financial planning expenses for the year of termination, and (v) vesting under his outstanding equity awards, other than the One-Time Award, as if he had satisfied the definition of “retirement” upon his resignation.

If Mr. Symson’s employment terminates as a result of his death or disability, he (or his estate) will be entitled to receive: (i) a lump sum cash payment equal to 1 year of his annual base salary, (ii) a pro-rated annual incentive for the year of termination based on actual performance results for the entire year, and (iii) an amount equal to the cost for him (and his dependents) to obtain healthcare coverage for a 2-year period, payable in monthly installments over a two year period (or until he becomes covered under another health insurance plan).

In exchange for the benefits described above, Mr. Symson must (i) sign a release of claims in favor of the Company, (ii) maintain the confidentiality of the Company’s trade secret information in perpetuity, and (iii) refrain from competing with the Company or soliciting its employees for 18 months after this termination (or for 6 months after termination if he provides timely notice of non-renewal of the employment agreement).

For purposes of his employment agreement, “cause” generally means a conviction of (or plea of nolo contendere to) a felony (other than traffic-related citations) or other crime involving dishonesty; the willful and material unauthorized disclosure of confidential information; gross misconduct or gross neglect in the performance of his duties; the willful failure to cooperate with a bona fide investigation; or the willful and material violation of the Company’s written conduct policies.

“Good reason” generally means a reduction in Mr. Symson’s title, duties, responsibilities or reporting relationship; the Company ceasing to be publicly owned, unless it is acquired by a publicly owned company of which he serves as the chief executive officer; a reduction of his base salary or target annual incentive opportunity (other than certain across-the-board

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reductions); failure to nominate him for re-election or to elect him as a member of the Board; or a breach by the Company of his employment agreement.

The One-Time Award granted under Mr. Symson's employment agreement had a value of $8,000,000, which was allocated 70% to performance-based RSUs and 30% to time-based RSUs.

•
The performance-based RSUs will vest based on the extent to which the Company achieves two performance goals during the five-year performance period commencing January 1, 2023 and ending December 31, 2027: (i) operating cash flow (65% of the total performance-based award), with annual operating cash flow goals established each year during the five-year period and the "target" being the cumulative five-year total of the annual goals, and (ii) relative total shareholder return ("TSR") compared to the U.S.-headquartered companies classified under the "Media" Global Industry Classification Standard (35% of the total performance-based award), with the "target" being either (x) a relative TSR ranking for three or more calendar years during the performance period (calculated at the end of each year) at or above the 50th percentile of the comparison group, or (y) an average relative TSR ranking over the performance period (with TSR calculated at the end of each year and then averaged based on the number of years in the performance period) at or above the 50th percentile of the comparison group. Each of the operating cash flow or TSR performance goal either is achieved at "target" or above, resulting in 100% payout with respect to the units allocated to that goal (subject to Mr. Symson's continued employment through the end of the performance period), or below "target," resulting in a 0% payout with respect to the units allocated to that goal. If, prior to the end of the performance period, the Company terminates Mr. Symson's employment other than for cause, or he terminates for good reason or due to death or disability, then the performance-based RSUs will vest on a pro-rata basis, but only to the extent the performance targets have been achieved at that time. If a change in control occurs prior to the end of the performance period while Mr. Symson is employed the Company, the performance-based RSUs will vest in full, but only to the extent the performance targets have been achieved at that time.
•
The time-based RSUs cliff vest on December 31, 2027, subject to Mr. Symson's continued employment. If prior to the vesting date, the Company terminates Mr. Symson's employment other than for cause, or he terminates for good reason or due to death or disability, then the time-based RSUs shall vest on a pro-rata basis. If a change in control occurs prior to the vesting date and while Mr. Symson is employed by the Company, then the time-based RSUs will vest in full.

Executive Severance and Change in Control Plan

Each named executive officer other than Mr. Symson participates in the Executive Severance and Change in Control Plan.

Upon an involuntary termination other than for “cause”, prior to a change in control, the severance benefit equals: (i) a cash severance payment equal to 1 times the executive’s annual base salary and target annual incentive, (ii) if the termination occurs after the first 45 calendar days of a performance period, a pro-rated annual incentive bonus based on actual performance, (iii) a lump-sum payment for health care premiums for up to one year, (iv) a lump sum payment for continuation for financial planning services through the end of the year in which the termination occurs and (v) accelerated vesting of outstanding equity awards.

Upon an involuntary termination other than for “cause” or a resignation for “good reason”, in either case within two years after a change in control, the severance benefit equals: (i) a cash severance payment equal to 2 times the executive’s annual base salary and target annual incentive, (ii) a pro-rated annual incentive bonus based on target performance, (iii) a lump-sum payment for health care premiums for up to two years, (iv) a lump-sum payment for continuation of financial planning services through the end of the year in which the termination occurs, (v) accelerated vesting of outstanding equity awards, and (vi) a lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that the executive would have received if his or her age (but not years of service) at the time of termination were increased by one year.

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Upon a termination due to death or disability (whether before or after a change in control), the severance benefit includes a pro-rated annual incentive, based on actual performance for the entire year, and 12 months of base salary.

Participants must sign a release of claims against the Company prior to receiving these severance benefits. The term “cause” generally has the same meaning as provided in Mr. Symson's employment agreement. The term “good reason” generally includes a material reduction in compensation or duties; material change in geographic location; or a material breach of the employment terms by the Company. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Board, such that the current incumbents and their approved successors no longer constitute a majority.

Long-Term Incentive Plan

Under the terms of the Long-Term Incentive Plan, all outstanding equity awards held by the named executive officers will vest upon a change in control. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s Board, such that the current incumbents and their approved successors no longer constitute a majority.

If a named executive officer dies, becomes disabled or retires, then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2025 fiscal year:

•
The median of the annual total compensation of all of our employees, excluding the Chief Executive Officer, was estimated to be $73,489;
•
The annual total compensation of our Chief Executive Officer was $7,239,619 which, as described below, represents the sum of the compensation earned by Mr. Symson for the year; and
•
The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was estimated to be 98.51 to 1.

In determining the pay ratio information provided above, we first identified our median employee for the 2025 fiscal year by using the following methodology, assumptions, adjustments and estimates, as permitted by Item 402(u) of Regulation S-K:

•
We selected December 1, 2025, as the date upon which we would identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time, temporary and seasonal employees who were employed on that date, excluding employees working outside of the U.S.
•
We used total cash compensation during the 2025 fiscal year as a consistently applied compensation measure to identify our median employee from the employees on the list. For this purpose, we define total cash compensation as the sum of base wages and annual incentives payable in cash during the fiscal year. We did not annualize the total cash compensation of any permanent employees who were employed for less than the full 2025 fiscal year.

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Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our named executive officers, as reported in the "2025 Summary Compensation Table".

The estimated $73,489 annual total compensation of our median employee, as reported above, includes $71,093 in base wages and $2,397 in all other compensation (consisting of all matching contributions made under the Company's 401(k) plan) provided to the median employee with respect to fiscal year 2025.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee, to calculate the median employee’s annual total compensation and to estimate the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

Pay Versus Performance

The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which requires that we, among other things, report the amount of “compensation actually paid” to our named executive officers. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.

The guiding principles of our compensation philosophy are that pay should align with and support our strategic business goals and that compensation opportunities should align with the long-term interests of our shareholders. Please refer to the Compensation Discussion and Analysis section of this proxy statement for details regarding how the Compensation & Talent Management Committee links the compensation paid to our named executive officers to our corporate performance.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total Compensation for CEO	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total Compensation for Other NEOs	Average Compensation Actually Paid to Other NEOs(3)	SSP Cumulative TSR(4)	Peer Group Cumulative TSR(4)	Net Income(5) (,000)	Company Selected Performance Measure - Operating Cash Flow(6) (,000)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$7,239,619	$8,663,604	$2,682,796	$2,732,876	26.08	115.07	$(28.5)	$309.3
2024	$4,350,651	($2,483,597)	$2,315,574	$1,386,214	14.45	107.27	$146.2	$563.9
2023	$5,314,784	$290,140	$2,261,338	$1,901,442	52.24	73.36	$(947.8)	$376.3
2022(1)	$15,043,797	$10,684,978	$1,759,657	$1,060,379	86.26	58.55	$195.9	$590.7
2021	$7,353,669	$9,463,550	$2,016,104	$2,387,599	126.55	100.93	$122.7	$574.9

(1)
Without consideration of the One-Time Award granted August 2, 2022, the amounts shown in column (b) and (c) would be: (b) $6,635,681 and (c) $2,768,986.

(2)
Compensation actually paid (“CAP”) was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year, (i) subtracting the grant date fair market value of stock awards reported in the Stock Award column of the SCT (“Stock Awards”), (ii) subtracting the actuarial present value of the accumulated benefit under the defined benefit plans reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT (“Change in Pension Value”), and (iii) adding the change in fair value of stock awards for the applicable year.

Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable, and assuming the probable level of achievement for the applicable performance goals as of the end of the relevant year.

The following is a reconciliation of the SCT total and the CAP for the CEO for each of the applicable years. Mr. Symson is included as the CEO for each year in columns (b) and (c).

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Year	SCT Total	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Subtract Change in Pension Value as Described Each Year in the SCT	Add Change in Fair Value of Awards(i)	Add Service and Prior Service Cost for Pension Plans(ii)	CAP for CEO
2025	$7,239,619	($3,945,077)	($24,677)	$5,393,739	$0	$8,663,604
2024	$4,350,651	($1,203,659)	$0	($5,630,589)	$0	($2,483,597)
2023	$5,314,784	($2,487,690)	($26,226)	($2,510,728)	$0	$290,140
2022	$15,043,797	($12,816,347)	$0	$8,457,528	$0	$10,684,978
2021	$7,353,669	($3,869,769)	$0	$5,979,650	$0	$9,463,550

(i)

Change in Fair Value
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the End of the Covered Fiscal Year	Year-Over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the End of the Covered Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years Vested in the Covered Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change In Fair Value of Stock Awards for CEO
2025	$3,945,077	$1,858,276	($149,238)	($260,376)	$0	$5,393,739
2024	$779,631	($5,473,375)	($936,845)	$0	$0	($5,630,589)
2023	$2,346,711	($4,601,137)	($171,816)	($84,486)	$0	($2,510,728)
2022	$10,531,582	($1,927,772)	$481,470	($627,752)	$0	$8,457,528
2021	$4,356,923	$1,035,150	$587,577	$0	$0	$5,979,650

(ii)
The Pension Plan is a frozen plan. Therefore, it does not incur a service cost.

(3)
CAP for the other named executive officers was calculated in the same manner as described above for the CEO, except the amounts were averaged for each year. Following is a reconciliation of the average SCT total and the average CAP for the named executive officers, other than the CEO, for each of the applicable years. The non-CEO named executive officers included in the average for each year in columns (d) and (e) were:

2025: Mr. Combs, Mr. Lawlor, Ms. Tomlin and Mr. Giles

2024: Mr. Combs, Ms. Knutson, Mr. Lawlor and Ms. O'Brian

2023: Mr. Combs, Ms. Knutson, Mr. Lawlor and Ms. Tomlin

2022: Mr. Combs, Ms. Knutson, Mr. Lawlor and Mr. Appleton

2021: Mr. Combs, Ms. Knutson, Mr. Lawlor, Mr. Appleton and Ms. Tomlin

Year	Average SCT Total	Subtract Average Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Subtract Average Change in Pension Value as Disclosed Each Year in the SCT	Add Average Change in Fair Value of Stock Awards(i)	Add Average Service and Prior Service Cost for Pension Plans(ii)	Average CAP for Other Named Executive Officers
2025	$2,682,796	($1,464,716)	($28,269)	$1,543,065	$0	$2,732,876
2024	$2,315,574	($233,566)	$0	($695,794)	$0	$1,386,214
2023	$2,261,338	($889,943)	($32,018)	$562,066	$0	$1,901,442
2022	$1,759,657	($774,060)	$0	$74,782	$0	$1,060,379
2021	$2,016,104	($653,028)	$0	$1,024,523	$0	$2,387,599

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Average Change in Fair Value
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the End of the Covered Fiscal Year	Year-Over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the End of the Covered Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years Vested in the Covered Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or Other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change In Fair Value of Stock Awards for Other Named Executive Officers
2025	$1,457,234	$146,483	($26,258)	($34,394)	$0	$1,543,065
2024	$83,975	($259,587)	($520,182)	$0	$0	($695,794)
2023	$839,509	($223,830)	($28,423)	($25,190)	$0	$562,066
2022	$412,574	($335,643)	$89,716	($91,865)	$0	$74,782
2021	$704,297	$183,990	$136,236	$0	$0	$1,024,523

(ii)
The Pension Plan is a frozen plan. Therefore, it does not incur a service cost.
(4)
Company total shareholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in our Class A Common Stock on December 31, 2020, assuming reinvestment of all dividends, through the end of the covered fiscal year. The Company TSR reflected in the table above may not be indicative of future performance. Peer group TSR represents the cumulative investment return of an initial fixed $100 investment in the NASDAQ US Benchmark Media TSR on December 31, 2020, assuming reinvestment of all dividends, through the end of the covered fiscal year.
(5)
The following table provides a list of the most important financial performance measures used by the Company to link CAP to Company performance for the most recently completed fiscal year.

Operating Cash Flow
Revenue
Relative TSR

Of the goals listed, the Company considers Operating Cash Flow to be the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to Company performance and therefore includes it as the Company-Selected Measure in the table above. For the definition of Operating Cash Flow, please see page 46 of this proxy statement.

The three graphs appearing on the following pages illustrate the relationship between CAP and the various performance metrics listed in the Pay versus Performance Table.

Required Supplemental Graphs Showing Relationship Between:

CAP, Company TSR and Peer Group TSR

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CAP and Net Income

CAP and Operating Cash Flow

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2025 Director Compensation

The following table sets forth information regarding the compensation paid in 2025 to non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Marcellus W. Alexander, Jr	90,000	146,890	236,890
Charles L. Barmonde	90,000	146,890	236,890
Kelly P. Conlin	100,000	146,890	246,890
Raymundo H. Granado, Jr	90,000	146,890	236,890
John W. Hayden	104,000	146,890	250,890
Monica O. Holcomb	90,000	146,890	236,890
Burton F. Jablin	90,000	146,890	236,890
Nishat A. Mehta	90,000	146,890	236,890
Leigh B. Radford	90,000	146,890	236,890
Kim Williams	236,000	146,890	382,890

(1)
Represents the aggregate grant date fair value of restricted share unit awards granted in 2025, as determined in accordance with FASB ASC Topic 718. See footnote 16 of our 2025 Annual Report for the assumptions used in the valuation of these awards. The value was calculated using the closing market price of our Class A Common Shares on February 28, 2025 ($1.62). Beginning in 2025, the Compensation & Talent Management Committee approved using the 30-day average grant price up to and including March 1st to align with the annual management grant pricing strategy.

The following is a summary of the outstanding restricted share unit awards held by each non-employee director as of December 31, 2025.

Name	Aggregate Number of Restricted Share Unit Awards (#)

Mr. Alexander	90,673
Mr. Barmonde	90,673
Mr. Conlin	90,673
Mr. Granado	90,673
Mr. Hayden	90,673
Ms. Holcomb	90,673
Mr. Jablin	90,673
Mr. Mehta	90,673
Ms. Radford	90,673
Ms. Williams	90,673

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Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the Board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the Board.

The Committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board. As part of this annual review, the Committee considers the significant time commitment and skill level required by each non-employee director in serving on the Board and its various committees. The Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against the peer group we use to evaluate our executive compensation program. Effective May 5, 2025, as a result of a benchmark study by our independent compensation consultant and in an effort to be competitive within our peer group and with industry practices, the Board increased the amount of the annual equity retainer from $150,000 to $175,000.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $80,000. Committee chairs and committee non-chair members receive an annual retainer as described in the table below.

Annual Director Fees

Service	Amount
Director Chair	$120,000
Audit Committee Chair	$26,000
Compensation & Talent Management Committee Chair	$20,000
Nominating & Governance Committee Chair	$14,000
Annual Retainer Non-Chair Committee Member	$10,000

Equity Compensation

In May 2025, non-employee directors serving as of the 2025 Annual Meeting of Shareholders received a restricted share unit award equal to $175,000. The Committee, after receiving advice from its independent consultant, attempted to target the equity compensation award to be comparable to the median value of equity compensation granted to directors of our compensation peer group. The restricted share units are paid on the earlier of the first anniversary of the date of grant, at termination of the director’s service on the Board or a change in control. The restricted share units may be forfeited upon removal from the Board for cause.

The Board established stock ownership guidelines for our non-employee directors. Under these guidelines, each non-employee director must own a number of Class A Common Shares with a value equal to three times his or her annual cash retainer by the fifth anniversary of the date elected to the Board. For this purpose, the shares may be owned directly, in trust, or through any unvested restricted share units. The following table shows the actual ownership under the policy of each non-employee nominee for election to the Board.

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Name	Ownership Guidelines by Target Date	Target Number of Shares (based on 1/31/2026 price of $3.35)	Actual Ownership as of 1/31/2026

Mr. Alexander	3 x Retainer	71,641	178,458
Mr. Barmonde	3 x Retainer	71,641	790,742
Mr. Conlin	3 x Retainer	71,641	202,425
Mr. Granado	3 x Retainer	71,641	158,407
Mr. Hayden	3 x Retainer	71,641	249,534
Ms. Holcomb	3 x Retainer	71,641	164,846
Mr. Jablin	3 x Retainer	71,641	154,827
Mr. Mehta	3 x Retainer	71,641	131,656
Ms. Radford	3 x Retainer	71,641	154,827
Ms. Williams	3 x Retainer	71,641	323,693

Other Benefits

In addition to the above compensation, the Scripps Howard Fund, an affiliate of the Company, matches, on a dollar-for-dollar basis, up to $2,000 annually of charitable contributions made by non-employee directors to qualifying organizations. This program also is available to all Scripps’ employees. None of the Company's non-employee directors elected to use the matching contribution for 2025.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of all or a designated percentage of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for Directors (“DCSPD”). The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common Shares, or to a fixed-income account that credits interest based on the 12-month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director as of the first of the year following the year in which he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

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Compensation & Talent Management Committee Interlocks and Insider Participation

No member of the Compensation & Talent Management Committee (consisting of Mr. Conlin, chair, Mr. Alexander, Mr. Barmonde and Mr. Jablin) was an officer or employee of the Company during 2025 or was a former officer of the Company. None of our executive officers served as a member of the Committee or a director of another company where any of such company's executive officers served on our Board or Committee.

Related Party Transactions

Related Party Transactions

Under its charter, the audit committee of the Board is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy with Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy requires that a related party transaction be consummated or continued only if (i) the audit committee has approved or ratified the transaction, (ii) the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (iii) in the case of compensation payable to an executive officer, such compensation has been approved or recommended to the Board for approval by the Committee, and (iv) the transaction is also approved by the Board if the transaction involves the chair of the Board or the chief executive officer of the Company. There were no related party transactions in 2025.

Scripps Family Agreement

The provisions of the Second Amended and Restated Scripps Family Agreement, dated March 26, 2021 (the “Scripps Family Agreement”) govern the transfer and voting of Common Voting Shares held by the signatories to such agreement (the “Signatories”). The Edward W. Scripps Trust (the “Trust”), the former controlling shareholder of the Company, ended on October 18, 2012, upon the death of Robert P. Scripps, a grandson of the founder. He was the last of Edward W. Scripps’ grandchildren upon whom the duration of the Trust was based. In March and September of 2013, the Trust distributed its Class A Common Shares and Common Voting Shares to the beneficiaries of the Trust, some of whom were minors at the time of distribution (each, a “Minor”). The beneficiaries (other than the Minors), their descendants, members of the John P. Scripps family and trusts for their benefit are Signatories. Common Voting Shares are held on behalf of the Minors in trust arrangements, of which certain Signatories serve as trustees or trust advisors, but such shares are not subject to the Scripps Family Agreement. The Minors may or may not become parties in the future.

Transfer Restrictions. No Signatory to the Scripps Family Agreement may dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories may not convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the opportunity to purchase such shares, and except in certain other limited circumstances.

Signatories may transfer Common Voting Shares (1) to lineal descendants or (2) by gift or testamentary transfer to (a) lineal descendants of Robert Paine Scripps or John P. Scripps, (b) any trust for the benefit of such descendant, the spouse of such descendant or a charitable organization controlled, directly or indirectly, by such descendants, or for which the power to vote and dispose of the Common Voting Shares is directed by family descendant, or (c) any entity or charitable organizations controlled, directly or indirectly, by such descendants, or for which the power to vote and dispose of the Common Voting Shares is directed by family descendants. Such transfers are valid only if each recipient (including, when applicable, the trustees and other persons with voting and dispositive power with respect to any trust, charitable organization or entity into which such shares are transferred) becomes party to the Scripps Family Agreement effective upon receipt of the shares. Additionally, Signatories may transfer Common Voting Shares by testamentary transfer or through family trusts to their spouses provided such shares are converted to Class A Common Shares and may pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family

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Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement and trigger the purchase rights of the other Signatories and the Company described above. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company. At each of these meetings, the Company will submit to the Signatories each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the meeting under the Scripps Family Agreement has been called. Each Signatory is entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him or her on each such matter brought for a vote at the family meeting. Each Signatory is bound by the decision reached by majority vote with respect to each such matter and, at the related annual or special meeting of the shareholders of the Company, each Signatory must vote his or her Common Voting Shares in accordance with the decisions reached at the family meeting. In furtherance of this obligation, the Signatories have irrevocably appointed each other as their attorneys and proxies to vote their Common Voting Shares at any such annual or special meeting. As a result, any one Signatory may vote all the Common Voting Shares held by all the Signatories.

Duration of the Scripps Family Agreement. The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps, alive when the Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares are effective through October 17, 2032, and may be renewed beyond such date for additional 10-year periods.

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Proposal 2 to Ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026

(Item 2 on Proxy Card for Vote by Common Voting Shares only)

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as independent registered public accountants for the Company for the fiscal year ending December 31, 2026. Shareholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or otherwise. However, the Board is submitting the selection of Deloitte to the holders of Common Voting Shares for ratification as a matter of good corporate governance. If the holders of Common Voting Shares do not ratify the selection of Deloitte, the audit committee will reconsider the matter. A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Approval of the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy by the holders of the Common Voting Shares represented and entitled to vote at the Annual Meeting. The Board recommends that holders of the Common Voting Shares vote “FOR” ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal 2026. Proxies for Common Voting Shares solicited by the Board will be voted “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for fiscal 2026, unless shareholders specify a contrary choice in their proxies. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 2.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte to the Company for the years ended December 31, 2025, and December 31, 2024.

	2025	2024

Audit fees		$2,361,757
Audit-related fees	—	—
Total audit and audit-related fees	—	2,361,757
Tax fees	—	—
Other fees		2,043
Total fees	$—	$2,363,800

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s quarterly 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: due diligence related to mergers and acquisitions; audits and reviews associated with registration statements related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

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Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; tax compliance for employee benefit plans; and tax work stemming from “Audit-Related” items.

Other Fees – These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover other engagements that are permissible under applicable laws and regulations including sustainability efforts.

These services are actively monitored (both spending level and work content) by the audit committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The committee concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

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Proposal 3 Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation

(Item 3 on Proxy Card for Vote by Common Voting Shares only)

At the 2023 Annual Meeting of Shareholders, the holders of Common Voting Shares approved the Company’s recommendation to have an advisory (non-binding) vote to approve named executive officer compensation (“say-on-pay” vote) on an annual basis. The advisory vote is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.

The vote under this Proposal 3 is advisory, and therefore not binding on the Company, the Board or our compensation & talent management committee. However, our Board, including our compensation & talent management committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Holders of Common Voting Shares will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 3:

RESOLVED, that the holders of the Common Voting Shares of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting.

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the Annual Meeting. The Board recommends that holders of such shares vote FOR the approval of Proposal 3. Proxies for Common Voting Shares solicited by the Board will be voted FOR Proposal 3 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 3. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 3.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

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Proposal 4 Vote to Ratify the Company's Shareholder Rights Plan Adopted by the Board of Directors on November 25, 2025

On November 25, 2025, Board adopted a short-term shareholder rights plan (the “Rights Plan”) and declared a dividend of one right (a “Right”) for each outstanding Class A Common Share, par value $0.01 per share, of the Company and each outstanding Common Voting share, par value $0.01 per share, of the Company to shareholders of record as of the close of business on December 8, 2025 (the “Record Date”). Each Right, once exercisable, entitles the registered holder of (a) Class A Common Shares to purchase from the Company one Class A Common Share and (b) Common Voting Shares to purchase from the Company one Common Voting Share (subject to adjustment), at a price of $2.19, subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 26, 2025 (as it may be amended from time to time, the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).

The Board adopted the Rights Plan following the public disclosure of an unsolicited, non-binding acquisition proposal for the Company to ensure that all shareholders receive full value in connection with any proposal to acquire the Company. The Rights Plan is intended to protect shareholders from coercive tactics and to provide the Board with time to thoroughly evaluate the offer and any other potential strategic alternatives.

The Rights Agreement provides that, among other things, the Rights Plan will expire on the earliest to occur of (i) November 26, 2026, (ii) the date on which the rights are redeemed or exchanged by the Board in accordance with the Rights Agreement, or (iii) the date of the Company’s 2026 annual meeting of shareholders if the Rights Agreement is not approved or ratified by the affirmative vote of the holders of a majority of the Company’s stock having voting power present in person or represented by proxy, a quorum being present, at a meeting duly held in accordance with the Amended Articles of Incorporation of the Company and the Amended and Restated Code of Regulations of the Company or Ohio law. As a result, the Board is submitting the Rights Plan to the holders of our Common Voting Shares for ratification at the Annual Meeting.

The Rights are subject to and governed by the provisions of the Rights Agreement. The following is a summary of the principal terms of the Rights Agreement. The following summary is a general description only and is qualified in its entirety by the full text of the Rights Agreement, which appears as Appendix [A] to this proxy statement.

Summary of the Rights Agreement

Distribution and Exercise of Rights; Distribution Date and Expiration Date

Subject to the terms and conditions of the Rights Agreement, the Rights were issued in respect of all Class A Common Shares and Common Voting Shares, as applicable, outstanding on the Record Date, and have been, and will be issued in respect of all Class A Common Shares and Common Voting Shares issued after the Record Date and prior to the earliest to occur of the Distribution Date (as defined below) and the Expiration Date (as defined below). In addition, following the Distribution Date and prior to the Expiration Date, the Company may issue Rights in respect of any voting shares of the Company issued or sold pursuant to any of the following, to the extent already existing or outstanding prior to the Distribution Date: the exercise of stock options, under any employee plan or arrangement, upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or pursuant to contractual obligations of the Company.

The Rights are not exercisable until the Distribution Date and will expire upon the close of business on the earliest to occur of: (i) November 26, 2026, (ii) the date on which the rights are redeemed or exchanged by the Board of Directors in accordance with the Rights Agreement or (iii) the date of the Company’s 2026 annual meeting of shareholders if requisite shareholder approval of the Rights Agreement is not obtained at such meeting (such date, the “Expiration Date”).

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Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Class A Common Shares and Common Voting Shares and become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier to occur of (i) the tenth (10th) business day following a public announcement that a person or group of affiliated or associated persons (subject to certain exceptions set forth in the Rights Agreement) has acquired beneficial ownership of 10% or more of the outstanding Class A Common Shares (an “Acquiring Person”) and (ii) the tenth (10th) business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of the intention to commence, by any person (other than an Exempt Person, as defined in the Rights Agreement) a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person. For purposes of calculating beneficial ownership under the Rights Agreement, certain synthetic interests in securities created by derivative positions are treated as beneficial ownership of the number of Class A Common Shares equivalent to the economic exposure created by the derivative security.

Transfer of Rights prior to the Distribution Date; Right Certificates

Prior to the Distribution Date, the Rights will not be represented by a separate certificate, and will be evidenced by the certificate or book-entry account, as applicable, representing record ownership of the associated Class A Common Shares or Common Voting Shares, as applicable. Until the earlier of the Distribution Date and the Expiration Date, any new Class A Common Share certificate (the “Share Certificates”) or Common Voting Share certificates (the “Voting Share Certificates”) issued after the Record Date will, in each case, contain a legend incorporating the Rights Agreement by reference. Notice of such legend will also be provided to holders of any new uncertificated Class A Common Shares or Common Voting Shares, as applicable.

The Rights Agreement provides that, prior to the Distribution Date (or the earlier occurrence of the Expiration Date), the Rights will be transferrable only together with the transfer of the Class A Common Shares and the Common Voting Shares. During such period, the surrender for transfer of any Share Certificates or Voting Share Certificates, as applicable (or the effectuation of a book-entry transfer of Class A Common Shares or Common Voting Shares, as applicable) will also constitute the transfer of the Rights associated with such Class A Common Shares or Common Voting Shares, as applicable, represented thereby.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Class A Common Shares and Common Voting Shares, as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date. The Company and the Rights Agent may from time to time amend the Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Class A Common Shares and Common Voting Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void) will entitle the holder to purchase, upon payment of the Exercise Price, one Class A Common Share or Common Voting Share, as applicable (subject to certain anti-dilution adjustments set forth in the Rights Agreement and described below).

Anti-Dilution

The Exercise Price, the number of outstanding Rights and the number of Class A Common Shares or Common Voting Shares, as applicable, issuable upon exercise of the Rights are subject to certain adjustments from time to time to prevent dilution in the event of a stock dividend on, stock split affecting or a subdivision or combination of, or a reclassification of, the Class A Common Shares or Common Voting Shares, as applicable, or if a person or group becomes an Acquiring Person. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment, upward or downward, of at least 1% in such Exercise Price.

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Consequences of a Person or Group Becoming an Acquiring Person

•
Flip-In Trigger. In the event that a person or group becomes an Acquiring Person, each Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void), will thereafter entitle the holder to purchase (in lieu of acquiring one (1) Class A Common Share or Common Voting Share, as applicable), upon payment of the Exercise Price, a number of Class A Common Shares or Common Voting Shares having a fair market value (determined pursuant to the Rights Agreement) equal to approximately two (2) times the Exercise Price in accordance with the terms of the Rights Agreement.
•
Flip-Over Trigger. In the event that, after the time that a person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination (in which any Class A Common Shares or Common Voting Shares are changed into or exchanged for other securities or assets) or more than fifty percent (50%) of the consolidated assets or earning power of the Company and its subsidiaries are sold, proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void) will thereafter have the right to receive, upon exercise of the Right, that number of shares of common stock of the Principal Party (as such term is defined in the Rights Agreement) having a fair market value at the time of such transaction determined in accordance with the Rights Agreement equal to approximately two times the Exercise Price.
•
Exchange of Rights. At any time after any person or group becomes an Acquiring Person (but prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Class A Common Shares), the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, at an exchange ratio of one Class A Common Share or Common Voting Share, as applicable, for each Right (subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement) in accordance with the Rights Agreement.

Redemption of Rights

The Rights are redeemable by the Board of Directors (in its sole discretion) at any time prior to a person or group becoming an Acquiring Person. The Board of Directors must redeem all outstanding Rights, at a redemption price of $0.001 per Right, subject to adjustment for stock dividends, subdivisions, splits, combinations or consolidations with respect to the Class A Common Shares or Common Voting Shares, as applicable (the “Redemption Price”) payable, at the option of the Company, in cash, Class A Common Shares or Common Voting Shares, as applicable. The right to exercise the Rights will terminate immediately upon the effective time of the redemption, and thereafter the only right of the holders of Rights will be to receive the Redemption Price.

No Rights of Holders as a Shareholder

Until a Right is exercised, the holder, in their capacity as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or to be deemed (or have the rights of a) holder of Class A Common Shares, Common Voting Shares or other securities that may at any time be issuable upon exercise thereof.

Amendments

For as long as the Rights are then redeemable, the Company may amend the Rights Agreement in any manner without the approval of any holders of the Rights. After the Rights are no longer redeemable, the Company may amend the Rights Agreement (other than the Redemption Price or in a manner that would cause the Rights to again become redeemable) without the approval of any holders of the Rights so long as the amendment does not materially adversely affect the interests of the holders of Rights (other than an Acquiring Person or any other person in whose hands Rights have become null and in accordance with the Rights Agreement).

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Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the Annual Meeting. The Board recommends that holders of such shares vote FOR the approval of Proposal 4. Proxies for Common Voting Shares solicited by the Board will be voted FOR Proposal [4] unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 4. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 4.

✓	THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 4.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2025, about our equity compensation plans under which awards are currently outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#) (c)
Equity compensation plans approved by security holders	17,677,644	(1) (3)	—	11,197,555	(2)
Equity compensation plans not approved by security holders	41,094	(1) (4)	—	—
Total	17,718,738		—	11,197,555

(1)
Includes the following plans: (i) the 2023 Plan, which encompasses the issuance of time-based and performance-based restricted share units and an employee stock purchase plan; (ii) the 2010 Long-Term Incentive Plan, which was frozen upon the adoption of the 2023 Plan and encompasses the issuance of time-based restricted share units and an employee stock purchase plan; and (iii) the Deferred Compensation and Stock Plan for Directors (the “DCSPD”).
(2)
Represents the maximum number of Shares that may be issued pursuant to awards other than stock options under the equity plans.
(3)
Includes 10,076,806 time-based restricted share units and 7,600,838 performance-based restricted share units. These shares are not included in the weighted average exercise price. The executives have no rights to vote with respect to the underlying restricted share units until the date on which the actual number of shares are determined and issued to the executive.
(4)
Includes 41,094 phantom shares credited to the accounts of directors under the DCSPD that will be paid in shares. These shares are not included in the weighted average exercise price. Under the DCSPD, a non-employee director may elect to defer payment of the cash compensation received as a director. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s shares, or to a fixed income account. The deferrals are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director. Payments may be made in cash, shares, or a combination of cash and shares.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10 percent of the Company’s Class A Common Shares (“10 percent shareholders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of filings made with the Securities and Exchange Commission and written representations from directors and officers that no other reports are required for the year ended December 31, 2025, all of the Company’s executive officers, directors and 10 percent shareholders complied with the requirements of Section 16(a) in a timely manner during 2025.

Shareholder Proposals for 2027 Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any shareholder proposal intended to be presented at the Company’s 2027 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, on or before November 20, 2026, and must otherwise comply with the Securities and Exchange Commission’s rules, to be included in our proxy materials for the Company’s 2027 Annual Meeting of Shareholders. Such proposals should be submitted by certified mail, return receipt requested. Shareholder proposals under Rule 14a-8 may be submitted only by holders of the Company’s Common Voting Shares, the only class of shares entitled to vote on such proposals.

If a holder of Common Voting Shares intends to raise a proposal at the Company’s 2027 Annual Meeting of Shareholders that he or she does not seek to have included in the Company’s proxy materials, the shareholder must notify the Company of the proposal on or before February 3, 2027. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if raised at the 2027 Annual Meeting of Shareholders, whether or not there is any discussion of the proposal in the 2027 proxy statement.

In order to comply with the universal proxy rules adopted by the Securities and Exchange Commission, shareholders who intend to solicit proxies in support of director nominees other than the nominees of the Board of Directors must provide notice to the Company that includes the information required by Rule 14a-19 under the Exchange Act and must be postmarked or transmitted electronically to us at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 no later than March 5, 2027 and must otherwise comply with the other requirements of Rule 14a-19.

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Other Matters

This Proxy Statement, the Company’s 2025 Annual Report and other materials will be mailed to shareholders of record beginning on or about March 20, 2026. Copies of these documents, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, may be obtained free of charge either on our website or by contacting the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary.

Only one copy of this Proxy Statement is being delivered to shareholders that reside at the same address and share the same last name, unless such shareholders have notified the Company of their desire to receive multiple copies of this Proxy Statement. This procedure is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary. Shareholders residing at the same address and currently receiving multiple copies of this Proxy Statement may contact the Corporate Secretary at: The E.W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202, Attention: Corporate Secretary, to request that a single copy of a proxy statement be mailed in the future.

The presence of any shareholder at the Annual Meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by submitting a new proxy with a later date, notifying the Company’s secretary in writing before the Annual Meeting, or voting in person at the Annual Meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the Annual Meeting. The forms of proxy for the two classes of shares permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

With respect to Proposal 2, Proposal 3 and Proposal 4 upon which the holders of the Common Voting Shares will vote, where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made with respect to the proposal, such shares will be voted in favor of such proposal.

Nominees who have been properly nominated and who receive the greatest number of affirmative votes will be elected directors. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the Common Voting Shares cast at the Annual Meeting in person or by proxy. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote thereon in accordance with their judgment to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. The Company does not know of any other matter that will be presented for action at the Annual Meeting, and the Company has not received any timely notice that any holders of the Company's Common Voting shares intend to present a proposal at the Annual Meeting.

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By order of the Board,

Robert Oestreicher
Senior Vice President, Corporate Counsel & Corporate Secretary
March 20, 2026

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